Exhibit 4.27

IT IS THIS DAY AGREED between South California Inc.
of Marshall Islands (hereinafter referred to as "Owners"), being owners of the good motor/steam* vessel called Eco Bel Air (ex. Hull S874) - IMO No. 9794056
(hereinafter referred to as "the vessel") described as per Clause 1 hereof and Trafigura Maritime Logistics Pte. Ltd. of Singapore (hereinafter referred to as "Charterers")

Description and Condition of Vessel	1.

At the date of delivery of the vessel under this charter and throughout the charter period:

(a)     she shall be classed by a Classification Society which is a member of the InternationalAssociation of Classification Societies;

(b)

she shall be in every way fit to carry ~~crude petroleum and/or its products~~ THREE (3) grades of cargo alwayswithin vessel's natural segregation, Crude Petroleum Products, Crude condensate, Fuel oil(s) and DirtyPetroleum Products, excluding any heated cargo, Carbon Black Feedstock, Low Sulphur Waxy ResiduesBitumen, Orlmulsion, Asphalt and or Asphalt residue and always consistent with vessel's certification andDesign capabilities.Charts have the right to load five (5) grades ~~of Crude Oil cargoes~~, always in compliance with Ship'sLoadicator and Trim and Stability Booklet~~, provided that two (2) grades are to be compatible~~ and Owner will  not to be held responsible for any kind of contamination between such compatible grades.  Charterersresponsibility to confirm cargo grades compatibility.

Charterers shall have the option load and carry CPP (including but not limited to gasoil/ulsd/gasoline/jet) without LOI until such a time where a DPP cargo is loaded onboard the ship after which charterers shall no longer have the option to trade the vessel in CPP. Always in compliance with the attached vessel's "Tank Coating Resistance List" provided by Paint Manufacturer and Shipyard (Vessel's PSPC COT – Certified Coasting System is BANNOH 1500 (QD)).
In such case, if any fresh water rinsing / tank cleaning . preparation for such cargoes, including any time (if needed) will be for charterers account.

(c)

she shall be tight, staunch, strong, in good order and condition, and in every way fit for the  service, with her machinery, boilers, hull and other equipment (excluding but not limited to hull  stress calculator, radar, computers and computer systems) in a good and efficient state:

(d)	her tanks, valves and pipelines shall be oil-tight;

(e)	she shall be in every way fitted for burning, in accordance with the grades specified in Clause 29 hereof:

(i) at sea, fuel oil for main propulsion and fuel oil/marine gasoil ~~diesel oil~~* for auxiliaries;

(ii) in port, fuel oil/marine gasoil ~~diesel oil~~ * for auxiliaries;

	(f)	she shall comply with the regulations in force so as to enable her to pass through the Suez and Panama Canals by day and night without delay;

	(g)	she shall have on board all certificates, documents and equipment required from time to time by any applicable law to enable her to perform the charter service without delay;

(h)

she shall comply with the description in the OCIMF Harmonised Vessel Particulars Questionnaire appended  hereto as Appendix A, provided however that if there is any conflict between the provisions of  this questionnaire and any other provision, including this Clause 1, of this charter such other  provisions shall govern;

	(i)	her ownership structure, flag, registry, classification society and management company shall not be changed without Charterers prior consent which not to be unreasonably withheld;

Safety	(j)	Owners will operate:
Management
(i) a safety management system certified to comply with the International Safety Management Code (ISM Code) for the Safe operation of Ships and for Pollution Prevention;

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(ii) a documented safe working procedures system (including procedures for the identification and mitigation of risks);

(iii) a documented environmental management system;

(iv) documented accident/incident report system compliance with flag state requirements

Charterers may at any time request an inspection of the relevant compliance documentation and/or safety management certificate and upon receipt of such a request the Owners shall forthwith provide the same.

~~(k)~~

~~Owners shall submit to Charterers a monthly written report detailing all accidents/incidents and environmental reporting requirements. In accordance with the Shell Safety and Environmental Monthly Reporting Template appended hereto as Appendix B;~~

(l)

Owners shall maintain Health Safety Environment (HSE) records sufficient to demonstrate compliance with the requirements of their HSE system and of this charter, Charterers reserve the right to confirm compliance with HSE requirements by audit of Owners.

(m)

Owners will arrange at their expense for a SIRE inspection to be carried out at intervals of ~~maximum~~ minimum 150 ~~120~~ days ~~six months plus or minus thirty days.~~ provided vessel's trading patterns permit and SIRE inspectors are available and SIRE regulations permit.  Owners ensure that the vessel is always to have 6 months valid sire. SUCH SIRE INSPECTION ALWAYS TO BE A PHYSICAL DISCHARGE SIRE INSPECTION PROVIDED VESSEL TRADING PATTERN PERMITS THIS. OWNERS ALWAYS TO CONSULT CHARTERERS AND OBTAIN CHARTERERS CONSENT PRIOR TO DOING ANY OTHER SIRE INSPECTION THAN A PHYSICAL DISCHARGE INSPECTION. Owners will grant access of q88.com upon delivery of vessel to Charterers.

VESSEL 2+3 (ECO BEVERLY HILLS AND ECO BELL AIR) – BOTH VESSELS TO BE DELIVERED WITH VALID PHYSICAL DISCHARE SIRE INSPECTIONS MAXIMUM 4 MONTHS OLD ON DELIVERY

Shipboard	2.	(a)	At the date of delivery of the vessel under this charter and throughout the charter period:

Personnel

and their Duties	(i)

she shall have a full and efficient complement of master, officers and crew for a  vessel of her tonnage, who shall in any event be not less than the number requiredby the laws of the flag state and who shall be trained to operate the vessel and her equipment competently and safely;

	(ii)	all shipboard personnel shall hold valid certificates of competence in accordance within the requirements of the law of the flag state;

(iii)

all shipboard personnel shall be trained in accordance with the relevant provisions of the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers 1995 or any additional, modifications or subsequent versions thereof;

(iv)

there shall be on board sufficient personnel with a good working knowledge of the English language to enable cargo operations at loading and discharging places to be carried out efficiently and safely and to enable communications between the carried out quickly and efficiently.

	(v)	the terms of employment of the vessels staff and crew will always remain acceptable to The International Transport Workers Federation and the vessel will at all times carry a Blue Card;

	(vi)	the nationality of the vessels officers given int eh OCIMF Vessel Particulars Questionnaire referred to in Clause 1(h) will not change without Charterers prior agreement.

(b)	Owners guarantee that throughout the charter service the master shall with the vessel's officers and crew, unless otherwise ordered by Charterers;

(i)	prosecute all voyages with the utmost despatch;

(ii)	render all customary assistance; and

(iii)	load and discharge cargo as rapidly as possible when required by Charterers or their agents to do so, by night or by day, but always in accordance with the laws of the place of loading or discharging (as the case may be) and in each case in accordance with any applicable laws of the flag state.

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Duty to Maintain	3.	(a) throughout the charter service Owners shall, whenever the passage of time, wear and tear or any event (whether or not coming within Clause 27 hereof) requires steps to be taken to maintain or restore the condition stipulated in Clauses 1 and 2(a), exercise due diligence so to maintain or restore the vessel.

(b)

If at any time whilst the vessel is on hire under this charter the vessel fails to comply with the requirements of Clauses 1, 2(a) or 10 then hire shall be reduced to the extent necessary to indemnify Charterers for such failure.  If and to the extent that such failure affects the time taken by the vessel to perform any services under this charter, hire shall be reduced by an amount equal to the value, calculated at the rate of hire, of the time so lost.
Any reduction of hire under this sub-Clause (b) shall be without prejudice to any other remedy available to Charterers, but where such reduction of hire is in respect of such time lost, such time shall be excluded from any calculation under Clause 24,

(c)

If Owners are in breach of their obligation under Clause 3(a), Charterers may so notify Owners in writing and if, after the expiry of 30 days following the receipt by Owners of any such notice, Owners have failed to demonstrate to Charterers' reasonable satisfaction the exercise of due diligence as required in Clause 3(a), the vessel shall be off-hire, and no further hire payments shall be due, until Owners have so demonstrated that they are exercising such due diligence,

(d)

Owners shall advise Charterers immediately, in writing should the vessel fail an inspection by, but not limited to, a government and/or port state authority, and/or terminal and/or major charter or similar tonnage, Owners shall simultaneously advise Charterers of their proposed course of action to remedy the defects which has caused the failure of such inspection.

(e)	If, in Charterers reasonably held view;

(i)	failure of an inspection, or,

(ii)	any serious finding of an inspection,

referred to in Clause 3(d), prevents normal commercial operations then Charterers have the option to place the vessel off-hire 30 days after ~~from~~ the date and time that the vessel fails such inspection, or becomes commercially inoperable, until the date and time that the vessel passes a re-inspection provided vessel's trading patterns permit a re-inspection and providing SIRE regulations permit by ~~the same organization~~, or becomes commercially operable, which shall be in a position no less favourable to Charterers than at which she went off-hire. Charterers to make best endeavours to load one single voyage to enable Owners to carry out inspection concurrent with discharge.

(f)	Furthermore, at any time while the vessel is off-hire for a period of more than 15 continuous days under this Clause 3 (with the exception of Clause 3 (d) and (e)~~(ii)~~, Charterers have the option to terminate this charter by giving notice in writing with effect from the date on which such notice of termination is received by Owners or from any later date stated in such notice. This sub-Clause (f) is without prejudice to any rights of Charterers or obligations of Owners under this Charter or otherwise (including without limitation Charterers' right under Clause 21 hereof).

Period Trading Limits and Safe Places	4.

(a)   Owners agree to let and Charterers agree to hire the vessel for a period of minimum 20 months to maximum 26 months~~plus or minus     days~~ in Charterers option ~~on final period~~.  Optional period of balance period until 10th December 2025 with Charterers option +15/-30 days from this date.  Optional period to be declared latest 60 days before 26 months expires. Commencing from the time and date of delivery of the vessel, for the purpose of carrying all lawful merchandise ~~(subject always to Clause 28)~~ including in particular; As per vessels COF, Class and coasting resistance table in any part of the world, as Charterers shall direct, subject to the limits of the current British Institute Warranties and any subsequent amendments thereof.

Trading area: trading worldwide, always within INL and any subsequent amendments thereof, excluding ~~Alaska, Burma (Myanmar), Chinese river ports, Cuba, Eritron~~, Iran, ~~Israel,~~Lake Maracaibo, Orinoco River, ~~inner ports and berths in Nigeria (except Port Harcourt, Bunny and Lagos ports permitted provided vessel uses and anchors in the sea; else Gulf of Guinea clause incorporated in to this charter shall apply),~~ North Korea, Somalia, ~~South Sudan, Sudan~~ or Syria, Turkish occupied Cyprus, war and warlike areas, ~~any trade with or which involved Cuba or with any person (whether an individual or entity) who are incorporated and/or based and/or managed and/or operated from Cuba or netting on behalf of a person based in Cuba; or beneficially or legally owned (in whole or in part) or controlled by or acting on begald of the Cuban government; or beneficially or legally owned or controlled by any person incorporated and/or based and/or managed and/or operated from Cuba~~.  The charterer warrants that they shall not utilise the vessel or permit the vessel to be utilised in any trade: (a) which is unlawful AND/OR VIOLATES ANY UN/US/EU SACTIONS OR UN/US/EU BOYCOTT~~; or (b) with or which involves Iran, South Sudan, Sudan, Syria, North Korea or any other country over which the united states, or the European union, or the united nations, or other national, supranational or international body/organization, maintain or impose an embargo, boycott, economic sanctions (including comprehensive country wise economic sanctions) or other restrictions, whenever enacted and in force; or (c) which involves the carriage of any cargo which originates in or is exported from or to such countries and/or any trade with or for any person (whether as an individual or entity, including but not limited to all sub-charterers, shuppers, recievers, other cargo interests) who are (i) incorporated and/or based and/or managed and/or operated from any such countries or otherwise netting on behfalf of a person (whether and individual or entity) who is based within such country; or (ii) beneficially or legally owned or controlled by any person (whether an individual or entity) incorporated and/or based and/or managed and/or operated from such countries.~~

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If sanctions are lifted against Venezuela or Iran, owners will consider calling but cannot confirm it nor guarantee it. The parties to discuss openly. Owners confirm no premiums will be asked to add Venezuela and/or Iran if/when sanctions are lifted provided P&I /Class / Flag allows to re-instate these countries in the trading range.

Notwithstanding the foregoing, but subject to Clause 35, Charterers may not order the vessel to ice-bound waters Vessel shall not be required to force ice, nor follow ice-breaker(s). Vessel to trade always within INL and shall not be required to enter any ice bond port, or any port where lights or lightships have been or are about to be withdrawn by reason of ice, or where there is risk in the ordinary cause of things the vessel will not be able on account of ice to safely enter the port or to depart after having completed loading or discharging or to any part of the world outside such limits provided that Owners consent thereto (such consent not to be unreasonably withheld) and that Charterers pay for any insurance premium required by the Vessel's underwriters as a consequence of such order.

(b)

Any time during which the vessel if off-hire under this charter may be added to the charter period in Charterers option up to the total amount of time spent off-hire.  In such cases the rate of hire will be that prevailing at the time the vessel would, but for the provisions of this Clause, have been redelivered.  Charterer's to declare whether or not they will exercise this option a minimum of 1 month day prior to the intended redelivery date or anniversary date of the charter, whichever occurs first.

(c)

Charterers shall use due diligence to ensure that the vessel is only employed between and at safe places (which expression when used in this charter shall include ports, berths, wharves, docks, anchorages, submarine lines, alongside vessels or lighters, and other locations including locations at sea) where she can safely lie always afloat.  Notwithstanding any contained in this or any other clause of this charter, Charterers do not warrant the safety of any place to which they order the vessel and shall be under no liability in respect thereof except for loss or damage caused by their failure to exercise due diligence as aforesaid.  Subject as above, the vessel shall be loaded and discharged at any places as Charterers may direct, provided that Charterers shall exercise due diligence to ensure that any ship-to-ship transfer operations shall conform to standard not less than those set out in the latest published edition of the ICS/OCIMF Ship-to-Ship Transfer Guide.

(d)

Unless otherwise agreed, the vessel shall be delivered by Owners ~~dropping outward pilot at~~ dlosp one safe port Uke/med/usg/caribs/ag-korea range at Owner's option and redelivered to Owners ~~dropping outward pilot at~~  WW excl Australia/NZ if redelivery after firm period.  IF OPTIONAL PERIOD DECLARED THE REDEL TO BE USAC/USG/UKC/SING-JAPAN RANGE.  At Charterer's option always within trading limits.

(e)

The vessel will deliver with virgin tanks (VSL NO 2+3 WILL DELIVER WITH COTs free of last DPP cargo) AND FREE OF SLOPS and will redeliver with last 3 cargo(es) DPP either Fuel oil or Crude Oil, or Crude condensate ~~of CPP UNL UND 2.5NPA~~ in all tanks including slops, free of slops and washing generated by Charterer's trading of the vessel.

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(f)	Owners are required to give Charterers 30/20/15 approximate and then definite 10/7/5/3/2/1 days prior notice of delivery including port and last cargoes. Charterers are required to give Owners 30/20/15 approximate days notice of re-delivery and then 10/7/5/3/2/1 definite days prior notice of redelivery including port and last 3 cargoes.

Laydays/ Cancelling	5.	The vessel shall not be delivered to Charterers before 12th March 2022.
		And Charterers shall have the option of cancelling this charter if the vessel is not ready and at their disposal on or before 30th May 2022.

Owners to Provide	6.	Owners undertake to provide and to pay for all provisions, wages (including but not limited to all overtime payments). And shipping and discharging fees and all other expenses of the master, officers and crew; also, except as provided in Clauses 4 and 34 hereof, for all insurance on the vessel, for all deck, cabin and engine-rooms stores, and for water except fresh water used for cleaning of tanks between cargoes and/or for Charterers purpose. Charterers to provide fresh water if vessel doing coastal voyage or if vessel unable to generate fresh water due to Charterer trading patterns; for all drydocking, overhaul, maintenance and repairs to the vessel; and for all fumigation expenses and de-rate certificates. Owners' obligations under this Clause 6 extend to all liabilities for customs or import duties arising at any time during the performance of this charter in relation to the personal effects of the master, officers and crew, and in relation to the stores, provisions and other matter aforesaid which Owners are to provide and pay for and Owners shall refund to Charterers any sums Charterers or their agents may have paid or been compelled to pay in respect of such liability, Any amounts allowable in general average for wages and provisions and stores shall be credited to Charterers insofar as such amounts are in respect of a Period when the vessel is on-hire.

Charterers to Provide	7.

(a)   Charterers shall provide and pay for all fuel ~~(except fuel used for domestic services)~~, towage and pilotage (whether compulsory or not.  For the safety of navigation adequately qualified Deep Sea Pilots in the North Sea, English Channel, Skagerrak (IMO Resolution A.1080(28)) and Malnecca strait in laden condition (IMO SC/Circ.198) to be employed and be paid by the charterers even when not compulsory) and shall pay agency fees, port changes, commissions, expenses of loading and unloading cargoes, canal dues, tank cleaning chemicals, fresh water for tank cleaning (also, in case of prolonged anchor stay were vessel won't be able to produce GW by using the exhaust gas boiler/economiser, then fuel used for production of FW to be charts account or charts to provide FW on their expense) cargo and cargo tank clean slops disposals, any and all taxes including withholding taxes and/or dues on hire payments, sub-hires, freight, sub-freights, vessel and cargoes however arising including from Charterers' employment of vessel and all charges other than those payable by Owners in accordance with Clause 6 hereof, provided that all charges for the said items shall be for Owners' account when such items are consumed, employed or incurred for Owners' purposes or while the vessel is off-hire (unless such items reasonably relate to any service given or distance made good and taken into account under Clause 21 or 22); and provided further than any fuel used in connection with a general average sacrifice or expenditure shall be paid for by Owners.

(b)	in respect of bunkers consumed for Owners purposes these will be charges on each occasion by Charterers on first-in-first-out basis valued on the prices actually paid by Charterers.

(c)

If the trading limits of this charter including ports in the United States of America and/or its protectorates then Charterers shall reimburse Owners for port specific chargers relation to additional premium charged by provider of oil pollution cover, when incurred by the vessel calling at ports in the United States of America and/or its protectorates in accordance with Charterers orders.

Rate of Hire	8.	Subject as herein provided. Charters shall pay for the use and hire of the vessel at the rate of United States Dollar GROSS 24,000 for the firm period and USD 24,000 for optional period, from the time and date of her delivery (~~local time~~ UTC) to Charterers until the time and date of redelivery (~~local Time~~ UTC) to Owners. Commission: 0,7% to Arrow Tankers payable by Owners. No addcom. 1.25% to CENTRAL Ship Chartering Inc. payable by owners / Bare Boat Charterers.

Payment of Hire	9.	Subject to Clause 3 (c) and 3 (e) payment of hire shall be made in immediately available funds to:
Account: TBA
in United States Dollars per calendar month ~~in advance~~ on the last business days of the previous month free of bank charges, less: Except for 1st Hire Payment which is to be remitted within two (2) business days or receiving vessel's delivery certificate from Owners, including bunkers ROB, and to cover time from delivery until end of month in progress."

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~~Charerers shall pay the hire and all other amounts payable to the Owner hereunder without deduction for any or all present and future taxes, levies, imports, duties, charges, fees or withholdings of any nature levied by the authority of the domicile of the Charterers.  However, provided such cause is proven attributable to Charterers~~

(i)	any hire paid which Charterers reasonably estimate to relate to off-hire periods, and

(ii)	any amounts disbursed on Owners' behalf, any advances and commission thereon, and charges which are for Owners' account pursuant to any provision hereof, and

(iii)	any amounts due or reasonably estimated to become due to Charterers under Clause 3 (c) or 24 hereof,

any such adjustments to be made at the due date for the next monthly payment after the facts have been ascertained. Charterers shall not be responsible for any delay or error by Owners' bank in crediting Owners' account provided that Charterers have made proper and timely payment, In default of such proper and timely payment,

(a)

Owners shall notify Charterers of such default and Charterers of such default and Charterers shall within seven working days of receipt of such notice pay to Owners the amount due including interest, failing which Owners may withdraw the vessel from the service of Charterers without prejudice to any other rights Owner may have under this charter or otherwise; and

(b)	Interest on any amount due but not paid on the due date shall accrue from the date after that date up to and including the day when payment is made, at a rate per annum which shall be 1% above the U.S. Prime Interest Rate as published by the Chase Manhattan Bank in New York at 12.00 New York time on the due date, or, if no such interest rate is published on that day, the interest rate published on the next preceding day on which such a rate was published, computed on the basis of a 360 day year of twelve 30-day months, compounded semi-annually.

Space Available to Charterers	10.	The whole reach, barthen and decks of the vessel and any passenger accommodation (including Owners’ suite) shall be at Charterers’ disposal, reserving only proper and sufficient space for the vessel’s master, officers, crew, tackle, apparel, furniture, provisions and stores, provided that the weight of stores on board shall not, unless specially agreed, exceed 400 metric tonnes at any time during the charter period.

Segregated Ballast	11.

In connection with the Council of the European Union Regulation on the Implementation of IMO Resolution A747(18) Owners will ensure that the following entry is made on the International Tonnage Certificate (1969) under the section headed “remarks”:

		“The segregated ballast tanks comply with the Regulation 13 of Annex 1 of the International Conversion for the prevention of pollution from ships, 1973 as modified by the Protocol of 1978 relating thereto, and the total tonnage of such tanks exclusively used for the carriage of segregated water ballast is *TBA*. The reduced gross tonnage which should be used for the calculation of tonnage based fees is *TBA*”.

Instructions and Logs	12.	Charterers shall from time to time give the master all requisite instructions and sailing directions, and the master shall keep a full and correct log of the voyage or voyages, which Charterers or their agents may inspect as required. The master shall when required furnish Charterers or their agents wish a true copy of such log and wish properly completed loading and discharging port sheets and voyage reports for each voyage and other returns as charterers may require. Charterers shall be entitled to take copies at Owners expense of any such documents which are not provided by the master.

Bills of Lading	13.	(a) The master (although appointed by Owners) shall be under the orders and direction of charterers as regards employment of the vessel, agency and other arrangements, and shall sign Bills of Lading as Charterers or their agents may direct (Subject always to Clauses 35(a) and 40) without prejudice to this charter. Charterers hereby indemnify Owners against all consequences or liabilities that may arise;

(i)	From signing Bills of Lading in accordance with the directions of Charterers, or their agents, to the extent that the terms of such Bills of Lading fail to conform to the requirements of this charter, or (except as provided in Clause 13(b) from the master otherwise complying with Charterers or their agents orders.

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(ii)	from any irregularities in papers supplied by Charterers or their agents.

~~(b)~~	(b) If Charterers by telex, facsimile or other form of written communication that specifically refers to this Clause request Owners to discharge a quantity of cargo either without Bills of Lading and/or at a discharge place other than that' named in a Bill of Lading and/or that is different from the Bill of Lading quantity, then Owners shall discharge such cargo in accordance with Charterers’ instructions and consideration of receiving the following indemnity which shall be deemed to be given by an authorised officer of the Charterers on each and every such occasion ~~and which is limited in~~ SEE ADDITIONAL CLAUSES 5, 6 & 7
~~value to 200% of the CIF value of the cargo carried on board;~~

~~(i)~~	~~Charterers shall indemnify owners and owners servants and agents in respect of any liability loss or damage of whatsoever failure (including legal costs as between attorney or solicitor and client and associated expenses) which owners may sustain by reason of delivering such cargo in accordance with Charterers~~’ ~~request.~~

~~(ii)~~	~~If any proceeding is commenced against Owners or any of Owners~~’ ~~servants or agents in connection with the vessel having delivered cargo in accordance with such requests Charterers shall provide Owners or any of Owners~~’ ~~servants or agents from time to time on demand with sufficient funds to defend the said proceedings.~~

~~(iii)~~	~~If the vessel or any other vessel or property belonging to Owners should be arrested or detained, or if the arrest or detention thereof should be threatened by reason of discharge in accordance with Charterers instruction as aforesaid, the charterers shall provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the release of such vessel or property and Charterers and shall indemnify Owners in respect of any loss, damage or expenses caused by such arrest or detention whether or not same may be justified.~~

~~(iv)~~	~~Charterers shall, if called upon to do so at anytime while such cargo is in Charterers~~’ ~~possession, custody or control redeliver the same to Owners.~~

~~(v)~~	~~as soon as all original bills of lading for the above cargo which same as discharge port the place where delivery actually occured shall have arrived and or come into Charterers~~’ ~~possession, Charterers Shall produce under delivered the same to owners whereupon charterers liability hereunder shall cease.~~

~~Provided however, if charterers have not received all such original Bills of Lading by 24.00 hours on the day 36 calendar months after the date of discharge , that this indemnity shell terminates at that time unless before that time charterers have received from owners written notice that~~

~~aaa) Some person is making a claim in connexion with owners delivering cargo pursuant to charterers request or,~~

~~bbb) Legal proceedings have been commenced against owners and/or carriers and/or charterers and/or any of their respective servants or agents and/or the vessel for the same reason.~~

~~When doctors have received such a notice, then this indemnity shall continue in force until such claim or legal proceedings are settled. Termination of this indemnity shall not prejudice any legal rights apart in may have outside this indemnity.~~

~~(vi)~~	~~Owners shall promptly notify charters of any person bracket other than a person to him charterers ordered cargo to be delivered claims to be entitled to such cargo and/or at the vessel or any other property belonging to owners as arrested by reason of any such discharge of cargo.~~

~~(vii)~~	~~This indemnity shall be governed and construed in accordance with the English Law and each and every dispute arising out of or in connection with this indemnity shall be subject to the jurisdiction of the High Court of Justice of England.~~

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~~(viii)~~	~~Owners warned that the master will comply with orders to carry and discharge against one or more Bills of Lading from a set of original negotiable Bills of Lading should Charterers so require.~~ See Additional Clause 14 - Letter of Indemnity to be Given for Carrying one original of each set of bills of Lading on board.

Conduct of Vessel's Personnel	14.	If Charterers complain of the conduct of the master or any of the officers or crew, Owners shall immediately investigate the complaint. If the complaint proves to be well founded, Owner shall, without delay, make a change in the appointments and Owners shall in any event communicated the result of their investigations to Charterers as soon as possible.

Bunkers at Delivery and Redelivery	15.

Charters gel accept and pay for all bunkers on board at the time of delivery, and owners shall on redelivery whether it occurs at the end of the charter or on the blank termination of this charter and accept and pay for all blank remaining on boards, at the price actually paid, on a first in first out basis. Such prices are to be supported by Payton voices.
Vessels to be delivered to and redelivered from the charter with, at least, a quantity of bunkers on board sufficient to reach the nearest main bunkering port including safety margin.
Notwithstanding any content in this charter unless otherwise agreed by Owners and Charterers all bunkers on board the vessel shall, throughout the duration of this charter, remained the property of charterers and can only be purchased on the terms specified in the charter at the end of the charter. Or, if earlier, at the termination of the Charter.

Stevedores, Pilots, Tugs	16.	Stevedores when required shall be employed and paid by charterers, but this shall not believe owners from responsibility at all times for progress to which, which must be controlled by the master shall keep a straight account of all cargo loaded and discharged. All owners hereby indemnified charterers, their servants and agents against all losses, claims, responsibilities and liabilities arising in anyway whatsoever from the employment of pilots, tugboats or Steve doors, who although employed by charterers shall be deemed to be the servants of and in the service of Owners and under their instructions (Even after such pilots, tugboat personnel or stevedores are in fact the servants of charterers their agents or any affiliated company); provided, however, that

(a)	the foregoing indemnity shall not exceed the amount to which owners would have been entitled to limit their liability if they had themselves employed such pilots, tugboats or stevedores, and

(b)	Charterers shall be liable for any damage to the vessel caused by or arising out of the use of stevedores, fair wear and tear acceptance, to the extent the owners are unable by the exercise of due diligence to obtain redress therefore from stevedores.

Super-Numeraries	17.	Charterers may send representatives in the vessel’s available accommodation upon any voyage made under this charter, owners finding provisions and all requisites are supplied to officers, except alcohol. Charters paying at the rate of United States dollars $30.00 ~~15 (fifteen)~~ per day for each representative while on board the vessel. Subject to accommodation at their own risk and expense. The representative shall act as observers only and should not interfere with the operation of the vessel. Upon boarding the vessel the representatives shall be required to sign owners indemnity wording.

Sub-Letting/ Assignment/ Novation	18.	Chargers may sublet the vessel, but shall always remain responsible to owners for dear fulfilment of this charter. ~~Additionally charterers may assign or novate this charter to any company of the Trafigure Group of Companion. Royal Dutch/Shell Group of Companies.~~

Final Voyage	19.

If when a payment of hire is due here under charterers reasonably expect to redeliver the vessel before the last sufficient hires ~~new payment of hire~~ would follow due, the hire to be paid shall be assessed on charterers reasonable estimate of the time necessary to complete charterers programme up to redelivery, and from which estimate charterers may deduct amounts to or reasonably expected to become due for,

(a)	Disbursements on owners’ Behalf or charges for owners account pursuant to any provision here of, and

(b)	Bunkers on board as redelivery pursuant to Clause 15.

Promptly after redelivery any overpayment shall be refunded by owners or any underpayment made good by Charterers. If at the time this charter would otherwise terminates in accordance with Clause 4 the vessel is on a ballast voyage to a port of redelivery or as upon a laden voyage, charterers shall continue to have the use of the vessel at the same rate and conditions as stand here in for as long as necessary to complete such ballast voyage , or to complete such laden voyage and return to a portal redelivery as provided by this charter, as the case may be provided that when the charterers issue the vessel final voyage orders at is reasonable to calculate that official will complete the voyage within the Charter Party period.

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Loss of Vessel	20.	Should the vessel be lost, this charter shall terminate and higher Chelsea's at noon on the day of her loss; should the vessel be a constructive total loss this chapter shall terminate and hire shall cease at noon on the day on which the vessels under writers agree that the vessel is a constructive total loss; Should the vessel be missing, this charter shall terminate and higher shall cease at noon on the day on which she was last heard of. Any higher paid in advance and not errant shall be returned to charterers and owners shall reimburse charterers fixed the value of the estimated quantity of bunkers on board at the time of termination, at the price paid by charterers at the last bunkering port.

Off-hire	21.	(a) On each and every occasion that there is loss of time (whether by way of interruption and the vessel service or comment from production and the vessels performance, or in any other manner);

(i)	due to deficiency of personnel or stores; Repairs; Gas freezing for repairs; Time and aren't waiting to enter dry dock for repairs; Breakdown (whether partial or total) of machinery, boilers or other parts of the vessel or her equipment (including without limitation tank coatings); overall, maintenance or survey; Collision, stranding, accident or damage to the vessel; or any other similar cause preventing the efficient working of the vessel; and Search lost continues for more than ~~three~~ five consecutive hours (if resulting from interruption and the vessel’s service) or accumulates to more than ~~three~~ five hours (if resulting from partial loss of service); or

(ii)	due to industrial action, refusal to sail, breach or orders or neglect of duty on the part of the master, officers or crew; or

(iii)	for the purpose of obtaining medical advice or treatment for or lending any sick or injured person (other than a charterers representative carried under Clause 17 hereof) or for the purpose of landing the body of any person (other than a Charterers' representative), and such loss continues for more than ~~three~~ five consecutive hours; or;

(iv)	Due to any delay in quarantine (excepting cases of Ebola) arising from the master, officers or crew having had communication with the shore at any infected area without the written consent or instructions of charterers or their agents, or to any detention by customs or other authorities caused by smuggling or other infraction of local law on the part of the master, officers, or crew; or

(v)	due to the tension of the vessel by authorities at home or abroad attributable to legal action against or breach of regulations by the vessel , the vessels owners, or owners (unless brought about act or neglect of Charterers); then; Without prejudice to charterers rights under clause 3 or to any other rights of charterers here under or otherwise, the vessel shall be off-hire from the commencement of such loss of time until she is again ready and in an efficient state to resume her service from a position not less favourable to charterers than that at which such loss of time commenced; Provided, however, that any service given or distance made good by the vessel whilst off-hire shall be taken into account and assessing the amount to be deducted from hire ~~and provided that the vessel shall remain off-hire during any consequential loss of time..~~

(b)

if the vessel fails to proceed at any guaranteed speed pursuant to Clause 24, and such failure arises wholly or partly from any of the causes set out and Clause 21(a) above, then the period for which the vessel shall be off-hire under this Clause 21 shall the difference between;

(i)	The time the vessel would have required to perform at the relevant service at such guaranteed speed, and

(ii)	the time actually taken to perform such service (including any loss of time arising from interruption in the performance of such service). for the avoidance of doubt, all time included under (ii) above shall be excluded from any computation under Clause 24.

(c)

Further and without prejudice to the foregoing, in the event of the vessel deviating (which expression includes without limitation putting back, or putting into any port other than that to which she is bound under the instructions of charterers) for any cause or purpose mentioned in Clause 21(a), the vessel shall be off-hire from the commencement of such deviation until the time when she is again ready and an unofficial state to resume her service from a position not less favourable to charterers than that at which the deviation commenced, provided however, that any service given or distance made good by the vessel which so off-hire shall be taken into I count then assessing the amount to be deducted from hire.  S vessel, for any cause or purpose mentioned in Clause 21(a), puts into any port other than the ports to which she is bound on the instructions of charterers, the port charges, pilotage and other expenses at such ports shall be borne by owners.  shut the vessel be driven into any port or anchorage by stress of weather hire shall continue to be due and payable during anytime lost at thereby.

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(d)

If the vessels flag states becomes engaged in International hostilities, and charters in consequence of such hostilities find it commercially impracticable to employ the vessel and have given owners written notice thereof then from the date of receipt by owners of such notice until the termination of such commercial impracticability the vessel shall be off-hire and owners shall have the rights to employ the vessel on their own account.

(e)	Time during which the vessel is off higher under this charter shall count as part of the charter. Except where charter is declared their option to add off hire periods under Clause 4(b).

(f)	All references to time in this charter party shall be references to local time except where otherwise stated.

Periodical Drydocking	22.

(a)   Owners have the right and obligation to dry dock the vessel at regular intervals of ~~3 (three) years~~ as deemed appropriate by owners and vessels classification society that is at least once within a 5 year period ~~and not exceeding 36 months during drydockings.~~

On each occasion owners shall propose to charterers update on which they wish to dried up the vessel, not less than 90 60 days before such date, and charterers shall offer a port for such periodical try talking and she'll take all reasonable steps to make the vessel available as near to such date as practicable.

Owners shall put the vessel in dry dock at their expense as soon as practicable after charterers placed the vessel at owner's disposal clear of cargo and cargo slops ~~other than~~ tank washings and residues, owner shall be responsible for and pay for the disposal into reception facilities of such tank washings and residues and shall have the right to retain any monies received therefor, without prejudice to any claims for loss of cargo under any Bill of Lading or this charter.

(b)	If a periodical drydocking is carried out in the port offered by charterers (which must have suitable accommodation for the purpose and reception facilities for tank washings and residues), the vessel shall be off-hire from the time she arrives at such port until drydocking is completed and she is in every way ready to resume charterers service and is at the position at which she went off-hire or a position at no less favourable to charterers, whichever she first attains. However,

(i)	provided that owner exercise due diligence in gas-freeing, anytime lost in gas-freeing to the standard required for entry into dry dock for cleaning and painting at the hull shall not count as off-hire, whether lost on passage to the dry docking port or after arrival there (notwithstanding Clause 21), and

(ii)	any additional time lost in further gas-freeing to meet the standard required for hot work or entry to cargo tanks shall count as off-hire, whether lost on passage to the drydocking port or after arrival there.

Any time which, but for sub-Clause (i) above, would it be off higher, shall not be included in any calculation under Clause 24. The expenses of gas-freeing, including without limitation at the cost of bunkers, shall be for Owners account.

(c)

If Owners require the vessel, instead of proceeding to the offered ports, to carry out periodical drydocking at a special port selected by them, the vessel shall be off higher from the time when she is released to proceeds to the special port until she next presents for loading in accordance with charterers instructions, provided, however, that charterers shall credit owners with the time which would have been taken on passage at the service speed had the vessel not proceeded to drydock.  all feel consumed shall be paid for by owners but Charterers shall credit owners what's the value of the fuel which would have been used on such national passage calculated out of the guaranteed daily consumption for the service speed, and shall further credit Owners with any benefit to making and purchasing bunkers at the special port.

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(d)	Charterers shall, insofar as cleaning for periodical drydocking may have reduced the amount of tank-cleaning necessary to meet charterers requirements, credit owners with the value of any bunkers which Charterers calculate to have been saved thereby, whether the vessel dry docks as an offered or special port.

Ship Inspection	23.

Charterers shall have the right at any time during the charter period to make such inspection of the vessel as they may consider necessary. This right may be exercised as often at that such intervals as charterers in their absolute discretion may determine whether the vessel is in port or on passage, owners affording all necessary co-operation and accommodation on board provided, however,

(a)

That's neither the exercise nor than an exercise, nor anything done or not done in the exercise or non-exercise, by Charterers of such right shell in anyway reduced the masters or owners authority over, or responsibility to Charterers or third parties for , the vessel and every aspect of her operation, nor increased Charterers’ responsibilities to owners or third parties for the same; and;

(b)	That Charterers shall not be liable for any act, neglect or default by themselves, their servants or agents in the exercise or non-exercise of the aforesaid right.

Detailed Description and Performance	24.	Owners guarantee that the speed and consumption of the vessel shall be as follows:-

~~Average speed in knots~~	~~Maximum main propulsion fuel oil/diesel oil tonnes~~	~~Average bunker consumption per day auxiliaries fuel oil/diesel oil tonnes~~
~~Laden~~	~~__________/__________~~	~~__________/__________~~
~~__________~~	~~__________/__________~~	~~__________/__________~~
~~__________~~	~~__________/__________~~	~~__________/__________~~
~~Ballast~~	~~__________/__________~~	~~__________/__________~~
~~__________~~	~~__________/__________~~	~~__________/__________~~
~~__________~~	~~__________/__________~~	~~__________/__________~~

PER VESSEL DESCRIPTION PROVIDED FOR EACH SHIP

S/c as per attached (ABOVE) which includes consumption for scrubber.

Owner will guarantee consumptions as per attached for 13 knots laden and ballast AND 12.5 + 13.5 KTS LADEN AND BALLAST.

FOLLOWING TO APPLY TO FIGURES IN CONSUMPTION TABLES:

All speed/consumption figures (12.5, 13, 13.5) are to be considered as WARRANTED FIGURES but about (+/- 0.5 knot for speed and +/- 5% for consumption) and always subject to no MORE THAN 0.5 KTS adverse currents mas up to and including Beaufort force 4 and max sea state Douglas 3.

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(ie delete reference to no swell, ~~no adverse currents~~ and delete “good weather and smooth seas” from table as these parameters are already defined as up to and including a bf4 and DSS3 and max 0.5kts adverse currents)

The average speeds on bunker consumptions shall for the purposes of this Clause 24 be calculated by reference to the observed distance from ~~pilot station to pilot station~~ fill away on sea passage (FAOSP) till end of sea passage (EOSP) on all sea passages over 2 four hours during each. Stipulated and Clause 24(c), but excluding anytime during which the vessel is or but for Clause 22(b)(i) would be off-hire and also excluding adverse weather periods, being (i) any periods during which reduction of speed as necessary for safety and congested waters or in poor visibility and/or transitioning canals, and/or when complying with slow steaming instructions that may have been assured by charterers (ii) any days, noon to noon, when winds exceed force ~~8~~ 4 on the Beaufort scale for more than 12 hours.

If at any time following the date upon which the vessel enters into service under this charter the performance of the vessel falls below the performance guaranteed in Clause 24 (a) as amended then if such shortfall results.

(i)	From a reduction in the average speed of the vessel, compared to the speed guaranteed and close to 4A then an amount equal to the value at the hire rate of that I'm so lost~~or gained, as the case may be~~, shall be deducted from~~or added to~~ the hire paid;

(ii)	from an increase in the total bunkers consumed, compared to the total bunkers which would have been consumed had the vessel performed as guaranteed in Clause 24 (a), an amount equivalent to the value of the additional bunkers consumed based on the average price paid by charterers for the vessel’s bunkers in such period, shall be deducted from the hire paid.

The deduction from hire so calculated for laden and ballast mileage respectively shall be adjusted to take into account the mileage steamed and each such condition during Adverse Weather Periods, by dividing such deduction by the number of miles over which the Performance has been calculated and multiplying by the same number of miles plus the mile steamed during the adverse weather periods, and order to establish the total ~~addition to or~~ deduction from a higher to be made for such period. Any over performance to be credited against any underperformance if any.

Reduction of hire under the foregoing sub-Clause (b) shall be without prejudice to any other remedy available to Charterers.

(b)

calculations under this Clause 24 shall be made for the yearly periods terminating on each successive anniversary of the date on which the vessel enters service, and for the periods between the last such anniversary and the date of termination of this charter if less than a year. Claims in respect of reduction of hire arising under this clause during the final year or part year of the charter period shall in the first instance be settled in accordance with Charterers' estimate made latest two months after ~~two months before~~ the end of the charter period.  Any necessary adjustments after this charter terminates shall be made by payment by Owners to Charterers

Over-performance not to be claimed by the Owners.

Above consumptions exclude manoeuvring within harbours, inland waterways, canals, exceptional. Or under national or international rules or regulations and are basis wind force not exceeding Beaufort 4.

And shall be pro-rated between the speeds shown.

The service speed of the vessel is 13.0 knots laden and 13 ~~13.5~~ knots in ballast and in the absence of Charterers' orders to the contrary the vessel shall proceed at the service speed. However if more than one laden and one ballast speed are shown in the table above Charterers shall have the right to order the vessel to steam at any speed within the range set out in the table (the "ordered speed").

~~If the vessel is ordered to proceed at any speed other than the highest speed shown in the table, and the average speed actually attained by the vessel during the currency off such order exceeds such ordered speed plus 0.5 knots (the "maximum speed" at any time shall be the then current ordered speed or the service speed, as the case may be.~~

~~The average speeds and bunker consumption shall for the purposes of this Clause 24 be.calculated by reference to the observed distance from pilot station to pilot station on all sea passages during each period stipulzted in Clause 24 (e). but excluding any time which the vessel is (orbut for Clause 22(b) (i) would be ) off-hire and also excluding "Adverse Weather Periods", being:~~

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~~(i)~~	~~any periods during which reduction of speed is necessary for safety in congested waters or in poor visability~~

~~(ii)~~	 ~~any days, noon to noon, when winds exceed force 8 on the Beautfort Scale for more than 12 hours.~~

~~(c)~~

~~If during any year from the date on which the vessel enters service (anniversary to anniversary) the vessel falls below or exceeds the performance guaranteed in Clause 24(a) then if such shortfall or excess results:~~

~~(i)~~	 ~~from a reduction or an increase in the average speed of the vesse;, compared to the speed guaranteed in Clause 24(a), then an amount equal to the value at the hire rate of the time so lost or gained, as the ease may be, shall be included in the performance calculation;~~

~~(ii)~~	~~from an increase or a decrease in the total bunkers consumed, compared to the total bunkers which would have been consumed had the vessel performed as guaranteed in Clause 24(a), an amount equivalent to the value of the additional bunkers consumed or the bunkers saved, as the case may be, based on the average price paid by Charterers for the vessel's bunkers in such period, shall be included in the performance calculation.~~

~~The results of the performance calculation for laden and ballast milease respectively shall be adjusted to take into account the mileage steamed in such condition during Adverse Weather Periods, by dividing such addition or deduction by the number of miles over which the Performance has been calculated and multiplying by the same number of miles plus the miles steamed during the Averse Weather Periods, in order to establish the total performance Calculation for such period,~~

~~Reduction of hire under the foregoing sub-Clause (b) shall be without prejudice to any other remedy available to Charterers.~~

~~(d)~~

~~Calculations under this Clause 24 shall be made for the yearly periods terminating on such successive anniversary of the date on which the vessel enters service, and for the period between the last such anniversary and the date of termination of this charter if less than a year, Claims in respect of reduction of hire arising under this Clause during the final year or part-year of the charter period shall in the first instance be settled in accordance with Charterers' estimate made two months before the end of the charter period. Any necessary adjustment after this charter terminates shall be made by payment by Owners to Charterers or by Charterers to owners as the case may require.~~

~~(e)~~	~~Owners and Charterers agree that this Clause 24 is assessed on the basis that Owners are not entitled to additional hire for performance in excess of the speeds and consumptions given in this Clause 24.~~

Salvage	25.

Subject to the provisions of Clause 21 hereof, all loss of time and all expenses (excluding any damage to or loss of the vessel or tortious liabilities to third parties) incurred in saving or attempting to save life or in successful or unsuccessful attempts at salvage shall be borne equally by Owners and Charterers provided that Charterers shall not be liable to contribute toward any salvage payable by Owners arising in any way out of services rendered under this Clause 25.

		All salvage and all proceeds from derelicts shall be divided equally between Owners and Charterers after deducting the master's, officers' and crews' share.

Lien	26.	Owners shall have a lien upon all cargoes and all sub-hires freights, sub-freights and demurrage for any amounts due under this charter; and Charterers shall have a lien on the vessel for all monies paid in advance and not earned, and for all proven claims for damages arising from any breach by Owners of this charter.

Exceptions	27.

(a)   The vessel, her master and Owners shall not, unless otherwise in this charter expressly provided, be liable for any loss or damage or delay or failure arising or resulting from any act, neglect or default of the master, pilots, mariners or other servants of Owners in the navigation or management of the vessel; fire, unless caused by the actual fault or provity of Owners; collision or stranding; dangers and accidents of the sea; explosion, bursting of boilers, breaking of shafts or any latent defect in hull, equipment or machinery; provided, however, that Clauses 1, 2, 3 and 24 hereof shall be unaffected by the foregoing. Further, neither the vessel her master or owners, nor Charterers shall, unless otherwise in this charter expressly provided, be liable for any loss or damage or delay or failure in performance hereunder arising or resulting from act of God, act of war, seizure under legal process, quarantine restrictions, strikes, lock-outs, riots, restraints of labour, civil commotions or arrest or restraint of princes, rulers or people.

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(b)	The vessel shall have liberty to sail with or without pilots, to tow or to go to the assistance of vessels in distress and to deviate for the purpose of saving life or property.

(c)	Clause 27(a) shall not apply to, or affect any liability of Owners or the vessel or any other relevant person in respect of;

(i)	loss or damage caused to any berth, jetty, dock, dolphin, buoy, mooring line, pipe or crane or other works or equipment whatsoever at or near any place to which the vessel may proceed under this charter, whether or not such works or equipment belong to Charterers, or

(ii)

any claim (whether brought by Charterers or any other person) arising out of any loss of or damage to or in connection with cargo. All such claims shall be subject to the Hague – Visby Rules or the Hague Rules or the Hamburg Rules, as the case may be, which ought pursuant to Clause 38 hereof to have been incorporated in the relevant Bill of Lading (whether or not such Rules were so incorporated) or, if no such Bill of Lading is issued, to the Hague – Visby Rules unless the Hamburg Rules compulsorily apply in which case to the Hamburg Rules.

(d)	In particular and without limitation, the foregoing subsections (a) and (b) of this Clause shall not apply to or in any way affect any provision in this charter relating to off-hire or to reduction of hire.

Injurious Cargoes	28.	No acids, explosives or cargoes injurious to the vessel shall be shipped and without prejudice to the foregoing any damage to the vessel caused by the shipment of any such cargo, and the time taken to repair such damage, shall be for Charterers' account. No voyage shall be undertaken, nor any goods or cargoes loaded, that would expose the vessel to capture or seizure by rulers or governments.

Grade of Bunkers	29.

Charterers shall supply fuel oil with a maximum viscosity of 380 centistokes at 50 degrees centigrade and/or marine ~~diesel oil~~ gasoil for main propulsion and fuel oil with a maximum viscosity of 380 centistokes at 50 degrees centigrade and/or ~~diesel oil~~ gasoil for the auxiliaries. If Owners require the vessel to be supplied with more expensive bunkers they shall be liable for the extra cost thereof.

		Charterers warrant that all bunkers provided by them in accordance herewith shall be of a quality complying with the latest ISO Standard 8217 for Marine Residual Fuels and Marine Distillate Fuels as Applicable PROVIDED AVAILABLE. IF NOT THEN CHARTERERS SHALL BE ALLOWED TO DELIVERY LESSER SPECS. OWNERS AGREE TO ASSESS BIO BUNKERS ON A CASE BY CASE BASIS IN GOOTH FAITH AND ALLOW CHARTERERS TO SUPPLY BIO FUELS PRIVIDED TECHNICALLY AND REGULATORY FEASIBLE.

Disbur-sements	30.	Should the master require advances for ordinary disbursements at any port. Charterers or their agents shall make such advances to him, in consideration of which Owners shall pay a commission of two and a half per cent, and all such advances and commission shall be deducted from hire.

Laying-up	~~31.~~	~~Charterers shall have the option, agyer consultation with Owners, of requiring Owners to lay up the vessel at a safe place nominated by Charterers, in which case the hire provided for under this charter shall be adjusted to reflect any not increased in expenditure reasonably incurred or any net saving which should reasonably be made by Owners as a result of such lay-up. Charterers may exercise the said option any number of times during rhe charter period.~~

Requisition	32.	Should the vessel be requisitioned by any government, de facto or de jure, during the period of this charter, the vessel shall be off-hire during the period of such requisition, and any hire paid by such Governments in respect of such requisition period shall be for Owners' account. Any such requisition period shall count as part of the charter period.

Outbreak of War	33.

If war or hostilities break out between any ~~two~~ THREE or more of the following countries: U.S.A., the countries or republics having been party of the former U.S.S.R. (except that declaration or war or hostilities solely between any ~~two~~ THREE or more of the countries or republics having been part of the former USSR shall be exempted), P.R.C., U.K., ~~Netherlands~~, Singapore, Greece then both Owners and Charterers shall have the right to cancel this charter. ~~Including any countries whose flag is relevant to this contract.  However, neither party shall be entitled to terminate this charter party on account of minor and/or local war-like operations which shall not interfere with vessels trade. Such cancellation to be declared within a period of twenty days from the date in which the hull & machinery insurers officially report the outbreak of war. Cancellation shall be without financial penalty to either party.~~

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Additional War Expenses	34.

If the vessel is ordered to trade in areas where there is war (de facto or de jure) or threat of war or if the area including transit thereof is subject to an additional premium by vessels underwriters, Charterers shall reimburse Owners for any additional insurance premia, against Owners written documentation, including but not limited to AWRP, War Loss of Hire, Kidnap and Ransom, crew bonuses and other expenses which are reasonably incurred by Owners as a consequence of such orders, provided that Charterers are given notice of such expenses as soon as practicable and in any event before such expenses are incurred, and provided further that Owners obtain from their insurers a waiver or any subrogated rights against Charterers in respect of any claims by Owners under their war risk insurance arising out of compliance with such orders.

Any payments by Charterers under this clause will only be made against proven documentation. Any discount or rebate refunded to Owners, for whatever reason, in respect of additional war risk premium shall be passed on to Charterers.

		~~If the Vessel is ordered to trade in areas where there is a war (de facto or de jure) or threat or war. "Charterers shall arrange for and on behalf of Owners to insure the vessel against hull war risks in an amount equal to the insured value of the Vessel under her ordinary hull policy presently [USS (please advise) on condition that Owners obtain from their insurers a waiver of any subrograted rights against Charterers in respect of any claims by Owners under their war risk insurance arising out of compliance with such orders. Charterers shall pay only any provable additional INSURANCE PREMIA cost of for any additional crew bonuses, K&R PREMIUM, ADDITIONAL LOSS OF HIRE and other expenses which are reasonably incurred by Owners as a consequence of such orders provided that Charterers are given notice of such espenses as soonas practicable and in any event before such espenses are agreed by Owners. For the avoidance of doubt any "blocking and trapping", "loss of profit", "loss of hire", "loss of freight", or "loss of bunkers" insurance taken out by Owners in respect of the Vessel shall be for Owbers' account.~~

		With reference to the Bimco war risk clause herein, it is understood and agreed that any payments made to the owners by underwriters for loss of hire in case of seizure by pirates, shall be offset against any hire payments made by charts.

		List of requested documents below:
		- Copy of proof for insured value i.e. certificate or similar showing same
		- Original invoice from underwriters or insurance broker's invoice showing amount charged
		- Proof of discount granted or no claims bonus

War Risks	35.	(a) The master shall not be required or bound to sign Bills of Lading for any place in which his or Owners' reasonable opinion is dangerous or impossible for the vessel to enter or reach owing to any blockade, war, hostilities, warlike operations, civil war, civil commotions or revolutions.

(b)

If in the reasonable opinion of the master or Owners it becomes, for any of the reasons set out in Clause 35(a) or by the operation of international law, dangerous, impossible or prohibited for the vessel to reach or enter, or to load or discharge cargo at, any place to which the vessel has been ordered pursuant to this charter (a "place of peril"), then Charterers or their agents shall be immediately notified in writing or by radio messages, and the Charterers shall thereupon have the right to order the cargo, or such part of it as may be affected, to be loaded or discharged, as the case may be, at any other place within the trading limits of this charter (provided such other place is not itself a place of peril). If any place of discharge is or becomes a place of peril, and no orders have been received from Charterers or their agents within 48 hours after dispatch of such messages, then Owners shall be at liberty to discharge the cargo or such part of it as may be affected at any place which they or the master may in their or his discretion select within the trading limits of this charter and such discharge shall be deemed to be due fulfilment of Owners' obligations under this charter so far as cargo so discharged is concerned.

(c)

The vessel shall have liberty to comply with any directions or recommendations as to departure, arrival, routes, ports of call, stoppages, destinations, zones, waters, delivery or in any other wise whatsoever given by the government of the state under whose flag the vessel sails or any other government or local authority or by any person or body acting or purporting to act as or with the authority of any such government or local authority including any de facto government or local authority or by any person or body acting or purporting to act as or with the authority of any such government or local authority or by any committee or person having under the terms of the war risks insurance on the vessel the right to give any such directions or recommendations. If by reason of or in compliance with any such directions or recommendations anything is done or is not done, such shall not be deemed a deviation. If any reason of or in compliance with any such direction or recommendation the vessel does not proceed to any place of discharge to which she has been ordered pursuant to this charter, the vessel may proceed to any place which the master or Owners in his or their discretion select and there discharge the cargo or such part of it as may be affected. Such discharge shall be deemed to be due fulfilment of Owners obligations under this charter so far as cargo so discharged is concerned.

Charterers shall procure that all Bills of Lading issued under this charter shall contain the ~~Chamber of Shipping War Risks Clause 1952.~~ Provisions of Conwartime 2013.

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Both to	36.

If the liability for any collision in which the vessel is involved while performing this charter falls to be determined in accordance with the laws of the United States of America, the following provision shall apply:

Blame
Collision Clause		"If the ship comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the master, mariner, pilot or the servants of the carrier in the navigation or in the management of the ship, the owners of the cargo carried hereunder will indemnify the carrier against all loss, or liability to the other non-carrying ship or her owners in so far as such loss or liability represents loss of, or damage to, or any claim whatsoever of the owners of the said cargo and set off, recouped or recovered by the other non-carrying ship or her owners to the owners of the said cargo and set off, recouped or recovered by the other or non-carrying ship or her owners as part of their claim against the carrying ship or carrier."

		"The foregoing provisions shall also apply where the owners, operators or those in charge of any ship or ships or objects other than, or in addition to, the colliding ships or objects are at fault in respect of a collision or contact."

		Charterers shall procure that all Bills of Lading issued under this charter shall contain a provision in the foregoing terms to be applicable where the liability for any collision in which the vessel is involved falls to be determined in accordance with the laws of the United States of America.

New Jason Clause	37.	General average contributions shall be payable according to the York/Antwerp Rues 1994, as amended from time to time, and shall be adjusted in London in accordance with English law and practice but should adjustment be made in accordance with the law and practice of the United States of America, the following provision shall apply:

		"In the event of accident, danger, damage or disaster before or after the commencement of the voyage, resulting from any cause whatsoever, whether due to negligence or not, for which, or for the consequence of which, the carrier is not responsible by statute, contract or otherwise, the cargo, shippers, consignees or owners of the cargo shall contribute with the carrier in general average to the payment of any sacrifices, losses or expenses of a general average nature that may be made or incurred and shall pay salvage and special charges incurred in respect of the cargo."

		"If a salving ship is owned or operated by the carrier, salvage shall be paid for as fully as if the said salving ship or ships belonged to strangers. Such deposit as the carrier or his agents may deem sufficient to cover the estimated contribution of the cargo and any salvage ad special charges thereon shall, if required, be made by the cargo, shippers, consignees or owners of the cargo to the carrier before delivery."

		Charterers shall procure that all Bills of Lading issued under this charter shall contain a provision in the foregoing terms, to be applicable where adjustment of general average is made in accordance with the laws and practice of the United States of America.

Clause	38.	Charterers shall procure that all Bills of Lading issued pursuant to this charter shall contain the following:
Paramount
		"(1) Subject to sub-clause (2) or (3) hereof, this Bill of Lading shall be governed by, and have effect subject to, the rules contained in the International Convention for the Unification of Certain Rules relating to Bills of Lading signed at Brussels on 25th August 1924 (hereafter the "Hague Rules") as amended by the Protocol signed at Brussels on 23rd February 1968 (hereafter the "Hague – Visby Rules"), Nothing contained herein shall be deemed to be either a surrender by the carrier of any of his rights or immunities or any increase of any of his responsibilities or liabilities under the "Hague-Visby Rules."

		"(2) If there is a governing legislation which applies the Hague Rules compulsorily to this Bill of Lading, to the exclusion of the Hague-Visby Rules, then this Bill of Lading shall have effect subject to the Hague Rules. Nothing herein contained shall be deemed to be either a surrender by the carrier of any of his rights or immunities or an increase of any of his responsibilities or liabilities under the Hague Rules."

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		"(3) If there is a governing legislation which applies the United Nations Convention on the Carriage of Goods by Sea 1978 (hereafter the Hamburg Rules) compulsorily to this Bill of Lading, to the exclusion of the Hague-Visby Rules, then Bill of Lading shall have the effect subject to the Hamburg Rules. Noting therein contained shall be deemed to be either a surrender by the carrier of any of his rights or immunities or an increase of any of his responsibilities or liabilities under the Hamburg Rules."

		"(4) If any term of this Bill of Lading is repugnant to the Hague-Visby Rules, or Hague Rules, or Hamburg Rules, as applicable, such term shall be void to that extent but no further."

		"Nothing in this Bill of Lading shall be construed as in any way restricting, excluding or waiving the right of any relevant party or person to limit his liability under any available legislation and/or law." This Charter shall be subject to Clause Paramount.

Insurance/ ITOPF	39.	Owners warrant that the vessel is now, and will, throughout the duration of the charter:
	(a)	be owned or demise chartered by a member of the International Tanker Owners Pollution Federation Limited.

	(b)	be properly entered in BRITANNIA P&I Club P and I Club, being a member of the International Group of P and I Clubs;

	(c)	have in place insurance cover for oil pollution for the maximum on offer through the International Group of P&I Clubs but always a minimum of United States Dollars 1,00,000,000 (one thousand million);

	(d)	have in full force and effect Hull and Machinery insurance placed through reputable brokers on Institute Time Clauses or equivalent for the value of United States Dollars TBA as from time to time may be amended with Charterers approval, which shall not be unreasonably withheld.

	Owners will provide, within a reasonable time following a request from Charterers to do so, documented evidence of compliance with the warranties given in this Clause 39.

	~~Owners will provide to Charterers within FIVE business days after this charterparty is concluded documented evidence of compliance with the warranties given in this clause 39. If documented evidence of compliance is not received by Charterers within that five business days, Charterers have the right to cancel the charterparty within five business days thereafter.~~

Export	40.	The master shall not be required or bound to sign Bills of Lading for the carriage of cargo to any place to which export of such cargo is prohibited under the laws, rules or regulations of the country in which the cargo was produced and/or shipped.

Restrictions

Charterers shall procure that all Bills of Lading issued under this charter shall contain the following clause:

		"If any laws rules or regulations applied by the government of the country in which the cargo was produced and/or shipped, or any relevant agency thereof, impose a prohibition on export of the cargo to the place of discharge designated in or ordered under this Bill of Lading, carriers shall be entitled to require cargo owners forthwith to nominate an alternative discharge place for the discharge of the cargo, or such party of it as may be affected, which alternative place shall not be subject to the prohibition, and carriers shall be entitled to accept orders from cargo owners to proceed to and discharge at such alternative place. If cargo owners fail to nominate an alternative place within 72 hours after they or their agents have received from carriers such notice of such prohibition, carriers shall be at liberty to discharge the cargo or any such part of it as may be affected by the prohibition at any safe place on which they or the master may in their or his absolute discretion decide and which is not subject to the prohibition, and such discharge shall constitute due performance of the contract contained in this Bill of Lading so far as the cargo so discharged is concerned",

		The foregoing provision shall apply mutates mutandis to this charter, the references to a Bill of Lading being deemed to be references to this charter.

Business Principles	~~41.~~	~~Owners will co-operate with Charterers to ensure that the Business Principles, as amended from time to time, of the Royal Dutch/Shell Group of Companies, which are posted on the Shell Worldwide Web (www.Shell.com), are complied with.~~

Drugs and Alcohol	42.	(a) Owners warrant that they have in force an active policy covering the vessel which meets or exceeds the standards set out in the "Guidelines for the Control of Drugs and Alcohol On Board Ship" as published by the Oil Companies International Marine Forum (OCIMF) dated January 1990 (or any subsequent modification, version, or variation of these guidelines) and that this policy will remain in force throughout the charter period, and Owners will exercise due diligence to ensure the policy is complied with.

17

(b) Owners warrant that the current policy concerning drugs and alcohol on board is acceptable to ExxonMobil and will remain so throughout the charter period.

Oil Major	~~43.~~	~~If, at any time during the charter period, the vessel becomes unacceptable to any Oil Major, Charterers shall have the right to terminate the charter.~~

Acceptability

Pollution and	44.	Owners are to advise Charterers of organisational details and names of Owners personnel together with their relevant telephone/facsimile/e-mail/telex numbers, including the names and contact details of Qualified Individuals for OPA 90 response, who may be contacted on a 24 hour basis in the event of oil spills or emergencies.

Emergency
Response

ISPS Code/ US MTSA 2002	45.

(a)   (i)            From the date of coming into force of the International Code for the Security of Ships and of Port Facilities and the relevant amendments to Chapter XI of SOLAS (ISPS Code) and the US Maritime Transportation Security Act 2002 (MTSA) in relation to the Vessel and thereafter during the currency of this charter, Owners shall procure that both the Vessel and "the Company" (as defined by the ISPS Code) and the owner (as defined by the MTSA) shall comply with the requirements of the ISPS Code relating to the Vessel and "the Company" and the requirements of MTSA relating to the vessel and the owner. Upon request Owners shall provide documentary evidence of compliance with this Clause 45(a)(i).

(ii) Except as otherwise provided in this charter, loss, damage, expense or delay, caused by failure on the part of the Owners or "the Company"/owner to comply with the requirements of the ISPS Code/MTSA or this Clause shall be for Owners' account.

(b)

(i)            Charterers shall provide Owners/Master with their full style contact details and shall ensure that the contact details of all sub-charterers are likewise provided to Owners/Master. Furthermore, Charterers shall ensure that all sub-charter parties they enter into during the period of this charter contain the following provision:

"The Charterers shall provide the Owners with their full style contact details and, where sub-letting is permitted under the terms of the charter party, shall ensure that the contact details of all sub-charterers are likewise provided to the Owners".

(ii) Except as otherwise provided in this charter, loss, damage, expense or delay caused by failure on the part of the Charterers to comply with this sub-Clause 45(b) shall be for Charterers' account.

(c)

Notwithstanding anything else contained in this charter costs or expenses related to country regulations or measures required by the port facility or any relevant authority in accordance with the ISPS Code MTSA including, but not limited to, security guards, launch services, tug escorts, port security fees or taxes and inspections, shall be for Charterers' account, unless such costs or expenses result solely from Owners' negligence in which case such costs or expenses shall be for Owners account. All measures required by Owners to comply with the security plan required by the ISPS Code MTSA shall be for Owners' account.

(d)	Notwithstanding any other provision of this charter, the vessel shall not be off-hire where there is a loss of time caused by Charterers failure to comply with the ISPS Code MTSA (when in force).

(e)	If either party makes any payment which is for the other party's account according to this Clause, the other party shall indemnify the paying party.

Law and Litigation	46.	(a) This charter shall be construed and the relations between the parties determined in accordance with the laws of England.
(b)	All dispute arising under this charter shall be referred to Arbitration in London in accordance with the Arbitration Act 1996 (or any re-enactment or modification thereof for the time being in force) subject to the following appointment procedure:

(i)	The parties shall jointly appoint a sole arbitrator not later than 28 days after service of a request in writing by either party to do so.

18

(ii)	If the parties are unable or unwilling to agree the appointment of a sole arbitrator in accordance with (i) then each party shall appoint one arbitrator, in any event not later than 14 days after receipt of a further request in writing by either party to do so. The two arbitrators so appointed shall appoint a third arbitrator before any substantive hearing or forthwith if they cannot agree on a matter relating to the arbitration.

(iii)	If a party fails to appoint an arbitrator within the time specified in (ii) (the Party in Default), the party who has duly appointed his arbitrator shall give notice in writing to the Party in Default that he proposes to appoint his arbitrator to act as sole arbitrator.

(iv)	If the Party in Default does not within 7 days of the notice given pursuant to (iii) make the required appointment and notify the other party that he has done so the other party may appoint his arbitrator as sole arbitrator whose award shall be binding on both parties as if he had so appointed by agreement.

(v)	Any Award of the arbitrator(s) shall be final and binding ~~and not subject to appeal..~~

(vi)	For the purposes of this clause 46(b) any requests or notices in writing shall be sent by fax, e-mail or telex and shall be deemed received on the day of transmission.

(c)	It shall be a condition precedent to the right of any party to a stay of any legal proceedings in which maritime property has been, or may be, arrested in connection with a dispute under this Charter, that that party furnishes to the other party security to which that other party would have been entitled in such legal proceedings in the absence of a stay.

Confidentiality	47.	All terms and conditions of this charter arrangement shall be kept private and confidential.

Construction	48.	The side headings have been included in this charter for convenience of reference and shall in no way affect the construction hereof.

		Appendix A: OCIMF Vessel Particulars Questionnaire for the vessel, as attached, shall be incorporated herein.

		~~Appendix B: Shell Safety and Environment Monthly Reporting Template, as attached, shall be incorporated herein.~~

		Additional Clauses: As attached, shall be incorporated herein.

19

SIGNED FOR OWNERS South California Inc. FULL NAME /s/Evangelos Ikonomou POSITION Attorney in Fact	SIGNED FOR CHARTERERS Trafigura Maritime Logistics PTE Ltd FULL NAME /s/V Georgopoulos POSITION

20

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

Table of Content

A.	GENERAL TERMS	3
B.	TRAFIGURA ADDITIONAL TERMS TO SHELLTIME 4	3
49.	ON HIRE/OFF HIRE SURVEYS	3
50.	INSPECTIONS	3
51.	INSTRUCTIONS	4
52.	CONTACT DETAILS	5
~~53.~~	~~TANK CLEANING~~	5
54.	OFF HIRE PROVISIONS	5
55.	PUMPING CLAUSE	5
56.	DRUG AND ALCOHOL CLAUSE	6
57.	SHIP-TO-SHIP LIGHTERING	6
58.	BUNKERS	7
59.	ETA/TRACKING	8
60.	ELIGIBILITY AND COMPLIANCE	9
61.	OIL MAJORS APPROVAL	10
62.	INERT GAS SYSTEM	11
63.	BALLAST CLAUSE	11
64.	BROKERAGE COMMISSION CLAUSE	11
65.	IN-TRANSIT LOSS CLAUSE	12
66.	RETURN INSURANCE CLAUSE	12
67.	CARGO RETENTION CLAUSE	12
68.	HEATING CLAUSE	12
69.	DELETED	13
70.	CHARTERPARTY ADMINISTRATION	13
71.	CARGO OPERATIONS	13
72.	VESSEL MANAGEMENT CLAUSE	13
73.	AMS CLAUSE	14
74.	EU Advance Cargo Declaration Clause For Time Charter Parties	14
75.	SBT Clause	15
C.	OWNERS ADDITIONAL CLAUSES	16
1.	ISPS CLAUSE FOR TIME CHARTER PARTIES	16
2.	BUNKER QUALITY & SUPPLY	17

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

3.	BUNKER FUEL SULPHUR CONTENT CLAUSE:	18
4.	SANCTIONS RELATED TRADING EXCLUSION:	19
5.	Trafigura Sanctions Clause For Time Charterparties	19
6.	BIMCO Designated Entities Clause	22
7.	Gulf Of Guinea HRA	23
8.	STORAGE & UNDERWATER CLEANING CLAUSE	25
9.	WAR RISKS / PIRACY	25
10.	EBOLA CLAUSE	28
11.	ICE CLAUSE	29
12.	ANTI-BRIBERY, ANTI-CORRUPTION CLAUSE (ABC)	29
13.	SCRUBBER CLAUSE / EXHAUST GAS CLEANING SYSTEM	29
14.	BIMCO COVID-19 CREW CHANGE CLAUSE FOR TIME CHARTER PARTIES 2020:	30
15.	INFECTIOUS DISEASE CLAUSE	31
16.	OWNERS UNDER KEEL CLEARANCE AND AIR CLEARANCE POLICY	33
17.	AGM Clause	33
18.	AIRDRAFT	33
19.	KYC	34
20.	LOIs	34

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

TRAFIGURA ADDITIONAL CLAUSES AND AMENDMENTS TO SHELLTIME 4

(AS AMENDED DECEMBER 2003)

A.	GENERAL TERMS

1.	Charter to be based on Shelltime 4 Charter Party deleting any references to Shell International Trading and Shipping Company Limited and replacing with Trafigura Maritime Logistics Pte Ltd.

2.

All negotiations and details of this Charter are to remain private and confidential by all parties concerned, except so far as concerns such information as is required to be disclosed by either party to its employees, auditors, lawyers and affiliates who have a need to know such information in connection with the performance of this Charter, to any court or governmental authority requiring such, or to any other appropriate third party to the extent necessary to comply with any legal or governmental requirement or to give commercial effect to the Charter.

3.

In the event of a conflict of terms, the provisions of these Additional Clauses and Amendments to Shelltime 4 shall prevail over those of the standard Shelltime 4 form to the extent of such conflict but no further.

4.	In each and every case where there is reference in this Charter to correspondence by "telex", it shall be read as correspondence by "e-mail or telex".

B.	TRAFIGURA ADDITIONAL TERMS TO SHELLTIME 4

49.	ON HIRE/OFF HIRE SURVEYS

If required by the Charterers joint on hire/off hire surveys are to be carried out at the delivery and redelivery ports respectively by an independent surveyor acceptable to both parties to inspect the Vessel's condition and to ascertain the quantity of bunkers on board. The cost of and any time lost by reason of the surveys shall be shared equally between the Owners and the Charterers.

50.	INSPECTIONS

50.1     In addition to the joint on hire/off hire surveys and further to their rights of inspection as set out in clause 23 of this charterparty the Charterers' right to make such inspection of the Vessel as they may consider necessary includes but is not limited to the right to place on board the Vessel an inspector, surveyor and/or representative to inspect and/or test:
(i)       The Vessel's hull, machinery and equipment and living spaces;
(ii)      The Vessel's operational procedures both in port and at sea; and
(iii)     The Vessel's certificates, records and documents
to determine whether the Owners are complying in all respects with their obligations and that the Vessel is in full compliance with international, national, state or local conventions, laws, regulations and ordinances currently in force or which may come into force in respect of the waters and trading areas to which the Vessel may be ordered during the charter period. Any delay caused by such inspection or test will be for the Charterers' account but any repair or delay by reason of the Owners' non-compliance will be for the Owners' account.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

50.2     The Charterers shall also have the right to require inspection of the Vessel's tanks at loading and/or discharging ports to ascertain the condition of the tanks, the quality of the cargo, water and residues on board. In that respect the Charterers' inspector, surveyor and/or representative has the right to ullage, inspect and take samples from the Vessel's cargo tanks, bunker tanks, void spaces and other non-cargo tanks. Depressurisation of the tanks to permit such inspection and/or ullaging shall be carried out under the supervision of the Vessel's Master in accordance with the recommendations in the latest edition of the International Safety Guide for Oil Tankers and Terminals.

50.3     The Charterers are further entitled from time to time during the charter period on reasonable notice to arrange for their representative(s) to attend the Owner's offices or the offices of the Owners' managers or managing agents as the case may be in order to audit, asses and/or investigate the Owners' policy, management, crewing and operations in relation to the services to be provided by the Vessel under this charter.

50.4     Any deficiencies determined by the Charterers, their representative(s), surveyor and/or inspector following any of the above audits, investigations, inspections and/or tests shall be corrected by the Owners at the Owners' time and expense within 30 days of the Charterers giving the Owners notice in writing of the deficiency. If the Owners do not correct the deficiency after the said 30 days the Charterers have the option to place the Vessel off hire until she is restored to or the Owners' policy, management, crewing and operations conform to the Charterers' reasonable satisfaction.
Any deficiencies identified basis above should be in accordance with Flag, Class, OCIMF standards. This is a quality assurance clause and will not be used for commercial purposes by the charterers.

50.5     Whether or not the Charterers exercise their rights under this clause, no action or inaction on their part shall be deemed to be a waiver of their rights and shall be without prejudice to any other remedy available to the Charterers.

51.	INSTRUCTIONS

51.1     Charterers will give the Master specific telexed or email instructions for each loading/discharging operation. These instructions will always include agents. All instructions will be signed by the Charterers' authorised person(s) and the Master will only take instructions from the Charterers by telex/email, or, if verbally, on receipt of telex confirmation by an authorised person. If the Master receives instructions either verbally or telexed from any person other than authorised by the Charterers, then the Master will contact the Charterers' authorised person(s) and report the situation verbally in the first instance, but always accompanied with a telex. If the Master is unable to reach the Charterers' authorised person(s) the Master will maintain the Vessel's position and keep trying to contact the Charterers' authorised person(s) until reached. On contact, the authorised person(s) will advise the Master verbally followed by telex how to proceed.

~~51.2     Vessels Loading: Sidi Kerir or Discharging: Ain Sukhna NOT APPLICABLE~~

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

52.	CONTACT DETAILS

The Master and Vessel may be contacted at any time using the following numbers and procedures:

[insert details]

~~53.~~	~~TANK CLEANING~~

~~53.1     On delivery and prior to all subsequent loadings the Vessel will be presented clean to the Charterers, Sub-Charterers and/or suppliers' inspector's satisfaction for the intended cargo. Without prejudice to the Charterers' rights of cancellation and/or other rights whatsoever in the event that the Vessel's tanks, pumps or lines are rejected due to lack of cleanliness the Vessel will be placed off hire for all time lost until her tanks, pumps or lines are finally accepted by the Charterers, Sub-Charterers and/or suppliers' inspector.~~

54.	OFF HIRE PROVISIONS

54.1     The Owners guarantee that prior to presentation of the Vessel and for the duration of this Charter Party, the officers and crew of the Vessel are employed under conditions acceptable to the ITF or equivalent

54.2     Without prejudice to the generality of that guarantee and the Charterers' right to seek damages in respect of its breach, in the event that the Vessel is boycotted, blockaded, blacklisted, subject to interference, subject to strike (legal or illegal), subject to stoppage of labour in any type or form, be it ship or shore labour, or denied or restricted in the use of port and/or discharging facilities and/or tug or pilotage assistance, all or any such events on account of ITF non-acceptability as aforesaid or otherwise, the Vessel's flag, registry, ownership, management, manning, wages or conditions of employment of her officers and/or crew or because of the previous trading of the Vessel or any other Vessel as aforesaid, hire shall cease for the time thereby lost, and the Owners will be responsible for and shall pay in the first instance all extra direct expenses, incurred arising therefrom, including but not limited to proceeding to an alternative berth or port and/or transhipping or otherwise forwarding any cargo to it place of delivery.

55.	PUMPING CLAUSE

The Owners warrant that throughout the charter period the Vessel will either discharge a full homogeneous cargo ~~(whether homogenous or multi grade)~~ within 24 hours (or pro rate time for part thereof) or maintain an average of 100 psi at the Vessel's manifold and the Owners warrant such minimum performance provided the receiving facilities permit and subject always to an obligation on the Owners to perform the Vessel's service with utmost despatch, always excluding drainage and stripping max 3 hours lines blowing and COW but max 3 hours per each grade. The discharge terminal has the right to gauge line pressure. If the Vessel fails to comply with the above warranties, the Charterers have the right to order the Vessel to be withdrawn from the berth in which case all time and expenses incurred are for the Owners' account until the Vessel re-berths and resumes discharge operations. Further, and alternatively, any delay by reason of the Vessel's failure to comply with the above warranties and any direct expenses arising therefrom including but not limited to terminal charges for berth occupancy shall be for the Owners' account. All pumping logs must be noted by the Vessel in the event of any restrictions imposed by the receiving terminal restricting/slowing discharge, duly signed by the Master and terminal and sent directly by the Vessel to the Charterers within one business day.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

The above pumping performance should always be subject to:

A sufficient and adequate number / size of arms / hoses.
Homogeneous cargo and not multiple berths or barge discharge.
The cargo at discharge temperature does not have (i) kinematic viscosity exceeding 250 degrees Centistokes, or (ii) volatility which adversely affects the required net positive suction head of vessel's cargo pumps, or (iii) density exceeding 1,000 KG/m3.

56.	DRUG AND ALCOHOL CLAUSE

For the purposes of clause 42 of the Shelltime 4 form and the OCIMF Guidelines, alcohol impairment shall be defined as blood alcohol content of 40mg/100ml or greater; the appropriate seafarers to be tested shall all be Vessel's officers and the drug/alcohol testing and screening shall include random or unannounced testing in addition to routine medical examinations. An object of the policy shall be that the frequency of the random/unannounced testing is adequate to act as an effective abuse deterrent, and that all officers are tested at least once a year through a combined programme of random/unannounced testing and routine medical examinations. The Owners further warrant that if required by Charterers a full declaration has been passed on to the Exxon/Exxon affiliate which confirms that the Vessel operates under a Drug and Alcohol Policy which meets or exceeds the OCIMF Guidelines.

57.	SHIP-TO-SHIP LIGHTERING

57.1     The Charterers have the option to load or discharge the Vessel via ship-to-ship transfer either partially or totally at sea or at anchor or underway off any port that the Charterers may direct Vessel not to be employed in a continuous lighterage service unless agreed with Owners, which not to be unreasonably withheld.

57.2     The Owners warrant the Vessel is and will remain fully suitable for such lightering operations and that the operations shall be carried out in accordance with all applicable conventions, laws, regulations, rules and the like of any international, national, state or local government entity and in accordance with the procedures set out in the latest revised edition of the International Chamber of Shipping Oil Companies International Marine Forum Ship-to-Ship Transfer Guide (Petroleum) ("ICS/OCIMF Guidelines").

57.3     The Owners agree to allow supervisory personnel on board including but not limited to a Mooring Master to advise on the performance of the ship-to-ship transfer operation. It is understood, however, that the Master of the Vessel shall be responsible for the safe operation of the Vessel at all times throughout the transfer operation and for assuring that the requirements of any conventions, laws, regulations and rules, the ICS/OCIMF Guidelines and prudent seamanship are met. It is further understood and agreed that the crew of the Vessel will assist in handling fenders and cargo hoses as well as mooring and unmooring as required by the Mooring Master at no cost to the Charterers.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

57.4     The Owners guarantee that the Vessel is capable of and will maintain a safe and reasonable stability during and after the lightering operation.

57.5     The Charterers will provide all fenders, hoses and any other equipment necessary to perform a safe lightering operation as per procedures set out in the latest revised edition of the International Chamber of Shipping Oil Companies International Marine Forum Ship-to-Ship Transfer Guide (Petroleum) ("ICS/OCIMF Guidelines") at the Charterers' time and expense.

58.	BUNKERS

58.1     The Charterers have the option to bunker the Vessel before delivery provided this does not interfere with the discharge operation or delay delivery.

58.2     ~~The Vessel will be redelivered with about the same quantity of bunkers as on delivery excluding any bunkers taken for the Charterers' account before delivery subject to the requirement that there is a sufficient quantity of bunkers on board including safety margin to reach the nearest main bunkering port for a vessel of her size~~ delete already covered in shelltime

58.3     At the time of delivery of the Vessel the Owners shall provide the Charterers with the bunker delivery note(s) of any fuels on board and shall place at the disposal of the Charterers any samples relating to the fuels on board.

58.4     Throughout the charter period the Charterers shall ensure that bunker delivery notes are presented to the Vessel on the delivery of fuel(s) and the Owners shall ensure that continuous drip samples are taken at the Vessel's bunker manifolds during the entire bunkering operation and sealed in the presence of competent representatives of the suppliers, the Charterers (at Charterers' option) and the owners one sample to be retained of each of the fuels supplied on the Vessel and two samples to be retained by the suppliers.

58.5     The samples shall be securely sealed and provided with labels showing the Vessel's name, identity of delivery facility, product name, delivery date and place and seal number, authenticated with the Vessel's stamp and signed by the suppliers' representative and the Master of the Vessel of his authorised representative.

58.6     The fuel samples shall be retained by the suppliers and the Vessel for 60 (sixty) days after the date of delivery or for whatever periods necessary in case a claim for any defect in the quality of the fuels is brought to the Charterers' attention prior to the expiry of that 60 (sixty) day period. In that respect any claim for any defect in quality of the fuels must be brought to the Charterers' attention immediately and in any event, within 60 days of delivery together with full details of the claim with supporting evidence failing which any such claim shall be deemed waived and shall be time barred regardless of whether the Owners were unaware of the grounds for a claim until a later date.

58.7     One sample will immediately after delivery be sent by Vessel's Master to the nearest DNV or similar well recognised laboratory for analysis, clearly identifying that the request for analysis comes from the Charterers. Any dispute regarding the quality of the fuels shall be settled by that analysis, the findings of which shall be conclusive evidence as to conformity or otherwise with the bunker fuel specification(s).

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

58.8     The Owners shall ensure that an Owners' representative witnesses bunker soundings and measurement of bunker quantities before and after delivery whether at the manifold, on shore or at the bunker barge tanks as determined by the suppliers and any complaint of an incorrect measurement of the quantity of fuel(s) delivered must be made both orally and in writing at the time of delivery and notified to all parties concerned immediately after delivery and noted in the delivery receipt at the time of delivery, failing which the suppliers' determination of quantity shall be final and conclusive and any claim to the contrary is deemed to be waived and absolutely barred.

59.	ETA/TRACKING

59.1     The Owners undertake that, unless the Charterers require otherwise, the Master shall email/telex, in the format provided by the Charterers, his noon position on every day during the currency of this charter. Furthermore, the Master will keep the Charterers fully advised of the Vessel's ETA of more than 6 hours immediately be notified to the Charterers.

59.2     Owners undertake that, unless the Charterers require otherwise, the Master shall advise Charterers:

i.

Immediately on leaving the final port of call on the previous voyage of the time and date of the vessel's expected arrival at the first loading port and shall further advise Charterers 72, 48, 36 and 24 hours before the expected arrival time/date.

ii.

Immediately after departure from the final loading port, of the vessel's expected time of arrival at the first discharging port or the area at sea to which the vessel has been instructed to proceed for wireless orders, and confirm or amend such advice not later than 72, 48, 36 and 24 hours before the vessel is due at such port or area;

iii.	Immediately of any variation of more than six hours from expected times of arrival at loading or discharging ports, Quoin Island or such area at sea to Charterers;

iv.

Immediately if any situation occurs after the date of this charter party which may result in tendering later than the cancelling date, or in damage to the vessel or cargo, or in tardy performance of the voyage.

59.3     For clause 59.2, of the loading range is Arabian Gulf, load port is defined as arrival off Quoin Island

59.4     The Owners further undertake that unless the Charterers require otherwise, the Master will follow all lawful voyage orders issued by the Charterers.

59.5     The Owners shall be responsible for any consequences or additional expenses arising as a result of non-compliance with this clause.

59.6     Charterer's communication details:

 RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

[insert details]

59.7     The Charterers nay from time to time throughout the charter period employ an Inmarsat C trading system on the Vessel provided this does not interfere with the Vessel's navigational system. All registration and communication costs relating to this tracking system will be for the Charterers' account. The Charterers will advise when the system is operative and confirm termination on completion of the charter. The Owners will supply the following information, which will form part of this clause:

Inmarsat C number (9 digits beginning with 4): [number to be inserted]

60.	ELIGIBILITY AND COMPLIANCE

60.1     Owners warrant that the Vessel is and shall remain throughout the duration of this charter in all respects eligible under all applicable conventions, laws, regulations, rules, ordinances, decrees, conventions and any other applicable directives of the country of the Vessel registry and of any international, national, state or local government entity including without limitation port and customs authorities for trading to and from any port or place within the trading limits set out in clause 4 of this charterparty. For the avoidance of doubt and without limitation such compliance includes compliance with the rules of the International Convention for the Prevention of Pollution from Ships (MARPOL 1973/1978) as amended, the International Convention of the Safety of Lives at Sea (SOLAS 1974/1978/1983) as amended, the US Oil Pollution Act of 1990 (OPA 90) as amended, the Comprehensive Environmental Response Compensation and Liability Act (CERCLA) as amended, the National Convention of Civil Liability for Oil Pollution Damage of 1992 as amended, the US Port and Safe Tanker Safety Act as amended and the US Federal Water Pollution Control Act as amended.

60.2     Owners warrant that from the date of delivery and throughout the charter period the Vessel shall have on board for inspection by the appropriate authorities all certificates, records, compliance letters and other documents required for the performance of this charterparty, including but not limited to, a US Coastguard Certificate of Financial Responsibility (Oil Pollution) (COFR) and the certificate required by Article VII of the International Convention on Civil Liability for Oil Pollution Damage 1992, as amended.

60.3     In the interest of safety, the owners warrant that the Master will observe recommendations as to traffic, separation and routing as issued from time to time by the International Maritime Organisation (IMO) or as promulgated by the state of the flag of the Vessel and/or the state in which the effective management of the Vessel is exercised.

60.4     Without prejudice to the Charterers' rights to terminate this charterparty for breach of any warranty set out in the above, the Vessel shall be off hire for any time lost during which she is not fully and freely available to the Charterers as a result of any failure to comply with this clause and any proven and direct losses, expenses or damages arising as a result of such failure shall be for the Owners' account.

USCG compliance

~~All time lost at any USA port, or at any port of USA controlled territories, waiting for USCG inspection and or for issuance of TVEL shall count in full as time on hire, unless the outcome of the USCG inspection will be such that the TVEL is not obtained and the vessel is prevented from proceeding to perform cargo operation in USA or their controlled territories only because of such reason. In such a case, the off hire to count from the USCG's rejection until the TVEL issuance.~~

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

All time lost and all costs for obtaining and maintaining valid uscg coc to be for owners account PROVIDED CHARTERERS HAVE ISSUES ORDERS TIMELY as per local port USCG requirements.

61.	OIL MAJORS APPROVAL

61.1     The Owners acknowledge that to trade effectively an oil tanker today, acceptance of the Vessel under the SIRE Vessel Inspections Programme by the major oil companies is essential and for a [gas or] chemical tanker acceptance also under the CDI Vessel Inspections Programme is essential. As such, it is a condition of this charterparty that on the day of delivery, unless a new build, the Vessel has been inspected under the ~~CDI and~~ SIRE Vessel Inspection Programme and by the major oil and chemical companies as required (separately and together "Inspection(s)") and to the best of Owners belief and knowledge is not unacceptable to any major oil company.

61.2     If the Vessel is a new build then it is a condition of this charterparty that the Owners shall arrange such Inspection(s) and obtain at least one CDI and / or SIRE report acceptable to the major oil and chemical companies as required within three weeks after delivery. Charterers to decide which inspection will be perform first. Such inspections always to be subject to the vessel's trading patterns, availability of inspectors and subject to OCIMF SIRE rules.

61.3     The Owners shall arrange such Inspections to maintain such acceptances for their account. Such Inspections will be co-ordinated between the Owners, the Charterers and relevant inspectors and, at the minimum, will be carried out within the intervals required in lines 42-43 of the Shelltime 4 form or any lesser intervals as required following inspection whichever is the lesser period.

61.4     If one (1) further Inspection is required in order to perform a contemplated voyage or for the Vessel to be eligible for contemplated business then such Inspection will be arranged by the Owners and co-ordinated between the Owners, the Charterers and the relevant inspectors and shall be for the ~~Owners'~~ Charterers account and it shall be the Owners' responsibility to ensure insofar as is physically possible that such Inspection takes place as required by the Charterers always subject to availability of inspectors, the Vessel's trading patterns and OCIMF SIRE rules.

61.5     The Owners shall on receipt of an Inspection report promptly make their appropriate investigation for the incurred observations and then provide comments on such report and the report itself available to the Charterers and arrange to have their comments entered into the respective databases.

61.6     In respect of a breach of paragraphs 61.1 and 61.2 above, in the event that the Vessel fails or ceases to be accepted following any such Inspections, the Owners shall forthwith rectify the situation to make the Vessel acceptable and arrange the Vessel's re-inspection within a maximum of four weeks, always subject to the vessel's trading patterns, availability of inspectors and subject to OCIMF SIRE rules, the cost of which shall be for the owners' account. The Vessel shall be off hire from 30 days after the time of such rejection and/or failure or cessation of acceptance until again acceptable ~~and any proven and direct loss, damages, costs or expenses whatsoever arising out of such unacceptability and/or rejection shall be for the Owners' account~~. In the event the Vessel is not acceptable within ~~after~~ that four week period, the Charterers shall have the right to terminate the charter whether or not the Vessel has previously been acceptable to any oil major or chemical company.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

61.7     If the vessel is placed off-hire by Charterers, Owners have the right to trade the vessel for their own account until the vessel again complies with this Clause. Thereafter the vessel shall go on-hire in a position not less favourable to Charterers than the position in which she went off-hire.

62.	INERT GAS SYSTEM

62.1     The Owners warrant that the Vessel is equipped with a fully functional, efficient and certified Inert Gas System ("IGS") which is in use on the date of delivery of the Vessel and shall so remain during the period of the charter and that the officers and crew on board on delivery and throughout the period of the charter are and will be experienced in the operation of the system. The Owners further warrant that the Vessel will arrive at load ports with cargo tanks inerted and that the tanks will remain inerted throughout the voyage and during discharge.

62.2     The Master may be requested by terminal personnel or independent inspectors to breach the IGS for the purposes of gauging, sampling, temperature determination and/or determining the quantity of cargo remaining on board after discharge. The Master shall comply with these requests consistent with the safe operation of the Vessel and all applicable laws, rules and regulations and the vessel shall remain on hire throughout.

62.3     Any proven and direct costs, delays or expenses resulting from non-compliance with this clause shall be for the Owners' account and the Vessel shall be off hire for any time so lost.

63.	BALLAST CLAUSE

The Owners warrant that the Vessel is able to ballast/deballast concurrently with cargo operations. Any time lost by the Vessel being unable to ballast/deballast concurrently with cargo operations will be for the Owners' account and deducted from hire unless such ballasting/deballasting concurrently with cargo operations is prohibited by local regulations.

64.	BROKERAGE COMMISSION CLAUSE

0.7%to Arrow Tankers payable by Owners. No addcom.

1.25% to CENTRAL Ship Chartering Inc. Payable by owners / Bare Boat Charterers

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

65.	IN-TRANSIT LOSS CLAUSE

In addition to any other rights which the Charterers may have, the Owners will be responsible for the full amount of any in-transit loss if in-transit loss exceeds 0.3% and the Charterers shall have the right to deduct from freight an amount equal to the FOB port of loading value of such lost cargo plus freight and insurance due with respect thereto provided Charterers can prove that they have suffered a corresponding loss and are the party with title to the cargo. In-transit loss is defined as the difference between net vessel volumes after loading at the loading port and before unloading at the discharge port based on ship's figures. Calculation is always to be based on same cargo temperature.

66.	RETURN INSURANCE CLAUSE

The Charterers are to have the benefit of any return insurance premium received by the Owners from underwriters (as and when received from underwriters) by reason of the vessel being in port for a minimum period of 30 days provided the Vessel is on hire.

67.	CARGO RETENTION CLAUSE

In the event that any cargo remains on board upon completion of discharge, the Charterers shall have the right to deduct from hire an amount equal to the FOB port loading value of such cargo plus voyage freight due with respect thereto, provided that the volume of cargo remaining on board is liquid pumpable and reachable by the Vessel's fixed pumps as determined by a mutually agreeable independent surveyor and further provided that Charterers can prove that they have suffered a corresponding loss and are the party with title to the cargo. Any action or lack of action in accordance with this provision shall be without prejudice to any rights or obligations of the Charterers.

68.	HEATING CLAUSE

The Owners warrant that the Vessel is fully fitted with tight and functioning heating coils in all cargo tanks and is capable of increasing cargo temperature and maintaining on passage, at the discharge port and during discharge the cargo at the loaded or increased temperature as agreed in this charterparty.

Vessel is capable of loading/discharging cargo at a max temperature of 74 degrees Centigrade.

Vessel can maintain loaded temperature, or raise cargo temperature up to max.

60 degrees Centigrade.

All consumptions for heating for charterers account.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

69.	DELETED

70.	CHARTERPARTY ADMINISTRATION

A formal Charter Party shall be prepared and signed by Owners and Charterers. The Owners' broker shall prepare a Charter Party in the format similar to Shelltime 4, as modified by the recap fixture telex/email and bearing the same date.

This should be completed with 30 (thirty) working days after date of fixture.

71.	CARGO OPERATIONS

The vessel may be required to carry out one or more of the following cargo operations as Charterers may reasonably require from time to time, always provided that the vessel is capable of such operations and provided that any such operations are always in accordance with prevailing IMO/MARPOL legislation, OCIMF rules or regulations, any dyes/additives are in accordance with the vessel's tank coating manufacturers resistance list and guidelines, and vessel's specifications and characteristics, Charterers shall have the option at their time risk and expense to:

i.	Blend and/or circulate cargo onboard

ii.	Load dyed cargo, provided the dye is customarily used or is suitable for use in said cargo

iii.	Dye the cargo onboard the vessel provided this is carried out or supervised by qualified personnel

iv.

Blend additives to the cargo at any point during the voyage, provided that the additive is one which is customarily used or is suitable for use in said cargo and carried out or supervised by qualified personnel

v.	Carry on board the vessel drums or other suitable containers of additive

vi.	To breach vessel's natural segregation

vii.	To load and discharge freshwater or seawater shore line flush/plug before, during or after a loading operation

Upon receipt of Charterers' written instructions in respect of the foregoing, a Letter of Indemnity in the form of Owners P&I Club wording – See Additional Clause 14

72.	VESSEL MANAGEMENT CLAUSE

Throughout the period of this Charter Party the Vessel's ownership structure, flag, registry, classification society, management company and nationality of officers shall not be changed, unless expressly agreed in writing by the Charterer which is not to be unreasonably withheld.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

Owners shall notify Charterers of any proposed changes in writing at least 90 days prior to proposed implementation date.

73.	AMS CLAUSE

(a)    If the Vessel loads or carries cargo destined for the US or passing through US ports in transit, the Charterers shall comply with the current US Customs regulations (19 CFR 4.7) or any subsequent amendments thereto and shall undertake the role of carrier for the purposes of such regulations and shall, in their own name, time and expense:

i.    Have in place a SCAC (Standard Carrier Alpha Code);

ii.    Have in place an ICB (International Carrier Bond); and

iii.	Submit a cargo declaration by AMS (Automated Manifest System) to the US Customs.

(b)    The Owners shall provide all necessary information to the Charterers and/or their agents to enable the timely and accurate cargo declaration.

The Charterers shall assume liability for and shall indemnify, defend and hold harmless the owners against any loss and/or damage whatsoever (including consequential loss and/or damage) and/or any expenses, fines, penalties and all other claims of whatsoever nature, including but not limited to legal costs, arising from the Charterers' failure to comply with any of the provisions of this sub-clause. Should such failure result in any delay then, notwithstanding any provision in this Charter Party to the contrary, the vessel shall remain on hire.

(c)    The assumption of the role of carrier by the Charterer pursuant to this Clause and for the purpose of the US Customs Regulations (19 CFR 4.7) shall be without prejudice to the identity of carrier under any bill of lading, other contract, law or regulation.

74.	EU ADVANCE CARGO DECLARATION CLAUSE FOR TIME CHARTER PARTIES

(a)    If the Vessel loads cargo in any EU port or place destined for a port or place outside the EU or loads cargo outside the EU destined for an EU port or place, the Charterers shall comply with the current EU Advance Cargo Declaration Regulations (the Security Amendment to the Community Customs Code, Regulations 648/2005; 1875/2006; and 312/2009) or any subsequent amendments thereto and shall undertake the role of carrier for the purposes of such regulations and in their own name, time and expense shall:

(i)	Have in place an EORI number (Economic Operator Registration and Identification;

(ii)	Provide the Owners with a timely confirmation of (i) above as appropriate; and

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

(iii)	Submit an ENS (Entry Summary Declaration) cargo declaration electronically to the EU Member States' Customs and provide the Owners at the same time with a copy thereof.

(b)    The Charterers assume liability for and shall indemnify, defend and hold harmless the Owners against any direct loss and/or damage) and/or any expenses, fines, penalties and all other claims of whatsoever nature, including but not limited to legal costs, arising from the Charterers' failure to comply with any of the provisions pf sub-clause (a). Should such failure result in any delay then, notwithstanding any provision in this Charter Party to the contrary, the Vessel shall remain on hire.

(c)    The assumption of the role of carrier by the Charterers pursuant to this Clause and for the purpose of the EU Advance Cargo Declaration Regulations shall be without prejudice to the identity of carrier under any bill of lading, other contract, law or regulation.

75.	SBT CLAUSE

Owners warrant that the vessel complies with the Council of the European Union Regulation on the Implementation of IMO Resolution A747(18) which requires that the following entry is made on the International Tonnage Certificate (1969) under the section headed "remarks":-

"The segregated ballast tanks comply with the Regulation 13 of Annex 1 of the International Convention for the prevention of pollution from ships, 1973, as modified by the Protocol of 1978 relating thereto, and the total tonnage of such tanks exclusively used for the carriage of segregated water ballast is TBA.

The reduced gross tonnage which should be used for the calculations of tonnage fees is TBA".

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

C.	OWNERS ADDITIONAL CLAUSES

1.	ISPS CLAUSE FOR TIME CHARTER PARTIES:

1.     The Owners shall procure that both the Vessel and "the Company" (as defined by the International Code for the Security of Ships and of Port Facilities and the relevant amendments to Chapter XI of SOLAS ("the ISPS Code")) and the "Owner" (as defined by the US Maritime Transportation Security Act 2002 ("MTSA")) shall comply with the requirements of the ISPS Code relating to the Vessel and "the Company" and the requirements of the MTSA, if applicable, relating to the Vessel and the "Owner". Upon request the Owners shall provide a copy of the relevant International Ship Security Certificate (or the Interim International Ship Security Certificate) to the Charterers. The Owners shall provide the Charterers with the full style contact details of the Company Security Officer (CSO).

2.     Except as otherwise provided in this Charter Party, proven loss, damage, expense, hire payable or any time lost, excluding consequential loss, caused by failure on the part of the Owners or "the Company" to comply with the requirements of the ISPS Code or the MTSA if applicable, or this Clause shall be for the Owners' account.

3.     The Charterers shall provide the CSO and the Ship Security Officer (SSO)/Master with their full style contact details and any other information the owners require to comply with the ISPS and the MTSA if applicable. Additionally, where sub-letting is permitted under the terms of this Charter Party, Charterers shall ensure that the contact details of all sub-charterers are likewise provided to the SCO and the SSO/Master. Furthermore, the Charterers shall ensure that all sub-charter parties they enter into during the period of this Charter Party contain the following provision:

"The Charterers shall provide the Owners with their full style contact details, and where sub-letting is permitted under the terms of the charter party, shall ensure that the contact details of all sub-charterers are likewise provided to the Owners".

4.     Except as otherwise provided in this Charter Party, loss, damage, expense, hire or delay, excluding consequential loss, caused by failure on the part of the Charterers to comply with this Clause shall be for the Charterers' account.

5.     All time lost, costs, hire or expenses related to security regulations or measures required by the port facility or any relevant authority in accordance with the ISPS Code/MTSA including, but not limited to, security guards, launch services, tug escorts, port security fees or taxes and inspections, shall be shared equally between Owners and Charterers except where:-

5.1    Such costs or expenses are imposed, or hire as a result of Owners' or Charterers' failure to comply with clauses 6.1 and 6.3, (in which case the party whose failure to comply has caused such costs or expenses to be incurred or hire shall bear these), or

5.2    Unless such costs or expenses or hire result solely from the Owners' negligence (in which case the costs, expenses or hire shall be for Owners' account). All measures required by the Owners to comply with the Ship Security Plan shall be for the Owners' account.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

6.     If either party makes any payment which is for the other party's account according to this Clause, the other party shall indemnify the paying party.

2.	BUNKER QUALITY & SUPPLY

The Charterer is to provide bunkers conforming to ISO8217 (2010) provided available and to make best endeavours to provide bunkers conforming to any later versions of ISO8217 where available and feasible.

Charterer to always have right to load High Sulphur bunkers to use only in Main and Auxiliary Engines, in conjunction with Sox Scrubber after implementation date established by IMO for the entry into force of the 0.5% global sulfur cap as described in MARPOL Annex VI (expected 1 January 2020).

1.     The Charterers shall supply bunkers of a quality suitable for burning in the Vessel's engines and auxiliaries and which conform to the specification(s) mutually agreed as set out at the top of this clause and under this Charter;

2.     In areas of the world where such bunkers are not available, ISO standards are exceeded or ISO standards cannot be guaranteed (for example in countries where local state oil company specifications apply), the Charterers must supply bunkers as available locally. In such circumstances the local bunker specifications are to meet with the Owners', or the Master's approval that is not to be unreasonably withheld. Any such bunkers are to be supplied at a minimum quantity for vessel to reach the next available bunkering port with suitable safety margin.

3.     At the time of delivery of the vessel, the Owners shall place at the disposal of the Charterers, the bunker delivery note(s) and any samples relating to the fuels existing on board.

4.     During the currency of the Charter, the Charterers shall ensure that bunker delivery notes are presented to the vessel on delivery of fuel(s) and that during bunkering, representative samples of the fuel(s) supplied shall be taken, including at the Vessel's bunkering manifold and sealed in the presence of competent representatives of the Vessel.

5.     The fuel samples shall be retained by the Vessel for 90 (ninety) days after the date of delivery or for whatever period necessary in the case of a prior dispute and any dispute as to whether the bunker fuels conform to the agreed specification(s) shall be settled by a joint analysis of a representative sample, which has been witnessed and signed by the bunkering ship or barge representative, at a laboratory acceptable to Owners and Charterers. The sample for testing shall be the sample which was collected at the Vessel's manifold and has its seal number endorsed on the Bunker Delivery Receipt. Th findings of this analysis shall be conclusive evidence as to conformity or otherwise with the bunker fuels specification(s).

6.     The Owner reserves its right to make a claim against the Charterer such to be time-barred unless notified by Owners to Charterers within 60 days of supply for any damage to the main engines or the auxiliaries caused by the use of unsuitable fuels or fuels not complying with the agreed specification(s) under this Charter. Additionally, if bunker fuels supplied do not conform with the mutually agreed specification(s) or otherwise prove unsuitable for burning on the ship's engines or auxiliaries the Owner shall not be held responsible for any reduction in the Vessel's speed performance and/or increased bunker consumption nor for any time lost and any other consequences.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

Unless necessary for the safe operation of the vessel, fresh bunkers are not to be used and to be kept segregated onboard until quality test results are received by Owners.

Charterer is to supply bunkers always in conformity with sulphur content regulations worldwide.

3.	BUNKER FUEL SULPHUR CONTENT CLAUSE:

a.

Without prejudice to anything else contained in the Charter Party, the Charterer shall supply fuels each of such specification and grades to permit the vessel, at all times, to comply with the maximum sulphur content requirements of any emissions control zone, when the vessel is ordered to trade within that zone.

The Charterer also warrants that any bunker suppliers, bunker craft operators and bunker surveyors used by the Charterer to supply such fuels shall comply with Regulations 14 and 18 of MARPOL, Annex VI, including the Guidelines in respect of sampling and the provision of bunker delivery notes.

The Charterer shall indemnify, defend and hold harmless the Owner in respect of any loss, liability, delay, fines, costs or expenses arising or resulting from the Charterer's failure to comply with this Sub-clause (a).

b.	Provided always that the Charterer has fulfilled its obligation in respect of the supply of fuels in accordance with Sub-clause (a) the Owner shall warrant that:

i)	The Vessel shall comply with Regulations 14 and 18 of Marpol Annex VI and with the requirements of any emission control zone; and

ii)

The Vessel shall be able to consume fuels of the required sulphur content when ordered by Charterer to trade within any such zone subject to having supplied the Vessel with fuels in accordance with Sub-clause (a), the Charterer shall not otherwise be liable for any loss, delay, fines, costs or expenses arising or resulting from the Vessel's failure to comply with Regulations 14 and 18 of MARPOL Annex VI.

c.

For purposes of the Clause, "emission control zone" shall mean zones as stipulated in MARPOL Annex VI and/or zones regulated by regional and/or national authorities such as, but not limited to, the EU and the US Environment Protection Agency.

d.

However, it is understood that while Charterers is to make best efforts to supply RMG 380, if unavailable then RMF 25 is acceptable in South Africa but maximum 300 metric tons IFO per each bunkering in South Africa. Additionally, Charterers may also bunker RMF 25 at other ports where similar circumstances apply subject to Owners' prior approval which shall not be unreasonably withheld.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

4.	SANCTIONS RELATED TRADING EXCLUSION:

The Charterer warrants that they shall not utilise the Vessel or permit the Vessel to be utilised in any trade that violates us/un/eu sanctions, ~~: (a) which is unlawful; or (b) with or which involves Iran, South Sudan, Sudan, Syria, North Korea or any other country over which the United States, or the European Union, or the United Nations, or other national, supranational or international body/organization, maintain or impose an embargo, boycott, economic sanctions (including comprehensive country wide economic sanctions) or other restrictions, whenever enacted and in force; or (c) which involves the carriage of any cargo which originates in or is exported from or to such countries and/or any trade with or for any person (whether an individual or entity, including but not limited to all sub-charterers, shippers, receivers, other cargo interests) who are (i) incorporated and/or based and/or managed and/or operated from any such countries or otherwise acting on behalf of a person (whether an individual or entity) who is based within such country; or (ii) beneficially or legally owned (in whole or in part) or controlled by or acting on behalf of the Government of such countries, or (iii) beneficially or legally owned or controlled by any person (whether an individual or entity) incorporated and/or based and/or managed and/or operated from such countries.~~ Should sanctions on certain countries be terminated then such countries to be allowed in the trading range subject to not being in breach of the terms defined in the clause.

5.	Trafigura Sanctions Clause for Time Charterparties

1.1	Owners and Charterers respectively warrant that at the date of this fixture they are not and undertake that throughout the duration of this Charterparty they will not be:

(a)    the subject of Sanctions; or

(b)	an Affiliate of, or owned or controlled (whether individually or jointly) by a party or parties, which is/are the subject of Sanctions.

1.2	Each party warrants that, for the duration of the Charterparty, it shall comply with Sanctions applicable to it.

1.3

Notwithstanding anything in this clause to the contrary, neither Owners nor Charterers shall be required to do or omit to do anything which constitutes a violation of or would be in contravention of, or expose it to the Vessel to risk of designation pursuant to Sanctions applicable to it.

1.4	Owners warrant that:

(a)    As at the date of this Charterparty:

(i)	Owners are able to accept the instructions and perform all obligations contemplated under this Charterparty; and

(ii)	the vessel is able to accept the instructions and perform the services contemplated under this Charterparty.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

(b)

the vessel shall before and at the beginning of this Charterparty and throughout the duration of this Charterparty not be the target of Sanctions, nor be owned or controlled (whether individually or jointly) by any party or parties which is/are the subject of Sanctions.

1.5

If at any time during the performance of this Charterparty any Sanctions are changed, or new Sanctions or other trade restrictions are imposed or become effective, or there is a change in the interpretation of Sanctions, which would result in performance of this Charterparty contravening the provisions of Clause 1.2 or 1.3 then:

(a)

either party shall be entitled to immediately suspend any affected performance obligation, providing the other party with written notification of the same, and, if appropriate, request for issue (as the case may be) alternative voyage orders, which shall be given promptly by Charterers, and

(i)	Charterers and Owners shall each be liable for 50% of all time for a period of up to 7 (seven) days following such written notification, pending receipt of Charterers' alternative voyage orders;

(ii)	thereafter, Charterers shall continue to pay hire and any additional costs that may be due as a result of any change in discharge port(s); and

(b)	if the circumstances resulting in such suspension continue for more than 7 (seven) days from the date of such written notice and provided that:

(i)    such circumstances are continuing; and

(ii)

the nature of the circumstances are such that they go to the root of the parties' ongoing obligations under this Charterparty, rendering it impossible for the parties to continue to perform their ongoing obligations under this Charterparty, and which cannot be overcome by the parties taking reasonable measures, whether by issuing revised voyage orders or otherwise, always provided such measures are not in contravention of Sanctions, then either party shall be entitled to terminate the Charterparty with immediate effect on written notice to the other, save that if cargo is on board then, prior to such termination, the Vessel shall, provided such is not in contravention of Sanctions, be directed to a safe [port/place/terminal/berth] and there discharge the cargo (with termination effective on completion of discharge). Upon termination there shall be no further liability on either party save for any accrued rights or remedies including under this clause.

1.6

If at any time during the performance of this Charterparty, Owners become aware that Charterers are in breach of the warranties set out in Clause 1.1 and/or 1.2 (whether or not as a result of any action and/or omission) then:

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

(a)

Owners shall be entitled to immediately suspend any affected performance obligation, providing Charterers with written notification of the same, and, if appropriate, request alternative voyage orders which shall be given promptly by Charterers, and

(i)	Charterers shall be liable for all time pending Owners' receipt of Charterers' alternative voyage orders;

(ii)	thereafter, Charterers shall continue to pay hire and shall be liable for any losses that Owners suffer as a result of any change in discharge port(s); and

(b)

if the circumstances resulting in such suspension continue for more than 7 days from the date of Owners' written notice then, provided such circumstances are continuing, Owners shall be entitled to terminate the Charterparty with immediate effect on written notice to Charterers, save that of cargo is on board, then, prior to such termination, the Vessel shall, provided such is not in contravention of Sanctions, be directed to a safe port and there discharge the cargo (with termination effective on completion of discharge). Upon termination there shall be no further liability on either party save for any accrued rights or remedies including under this clause.

1.7

If at any time during the performance of this Charterparty, Charterers become aware that Owners are in breach of the warranties set out in Clause 1.1, 1.2 and/or 1.4 (whether or not as a result of any action and/or omission) then:

(a)

Charterers shall be entitled to immediately suspend any affected performance obligation, providing Charterers with written notification of the same, and, if appropriate, promptly issue alternative voyage orders to Owners, and:

(i)	Charterers shall not be obliged to pay hire pending issuance of Charterers' alternative voyage orders;

(ii)	thereafter, Charterers shall continue to pay hire and Owners shall be liable for any losses that Charterers suffer as a result of any change in discharge port(s); and

(b)

if the circumstances resulting in such suspension continue for more than 7 days from the date of Charterers' written notice then, provided such circumstances are continuing, Charterers shall be entitled to terminate the Charterparty with immediate effect on written notice to Owners, save that if cargo is on board, then prior to such termination, the Vessel shall, provided such is not in contravention of Sanctions, be directed to a safe port and there discharge the cargo (with termination effective on completion of discharge). Upon termination there shall be no further liability on either party save for any accrued rights or remedies including under this clause.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

1.8

To the extent any payment would be in violation of or otherwise prohibited by Sanctions applicable to a party, any payment obligations arising prior to termination of the Charterparty (including but not limited to hire) which have been incurred but not yet paid shall continue to be suspended in compliance with Clause 1.3 above, and shall not be affected by such termination.

1.9

In the event that a payment arising pursuant to this Charterparty cannot be made in United States Dollars due to applicable laws or Sanctions, the parties shall review and mutually agree in writing the applicable payment settlement currency and the relative rate of exchange provided such does not contravene any Sanctions or applicable law, regulation or decree binding upon a party and shall amend or procure the amendment of the Charterparty accordingly. The rate of exchange is to be fixed using an internationally recognized and tradable daily fixation, the date of which shall be mutually agreed by the parties. If payment cannot be made in any currency by reason of Sanctions, the paying party shall place the amount of funds in an interest bearing account until it is able to remit such funds to the receiving party, and the paying party shall account to the receiving party for any interest earned on such funds.

1.10	For the purposes of this clause:

"Affiliate" means in relation to either party, any undertaking (as defined in section 1161 of the Companies Act 2006) which is a subsidiary undertaking or a parent undertaking (including the ultimate parent undertaking) of that party and any undertaking which is a subsidiary of such parent undertaking (subsidiary undertaking and parent undertaking are as defined in section 1162 of the Companies Act 2006).

"Sanctions" means economic or financial sanctions or trade embargoes or similar or equivalent restrictive measures imposed, administered, enacted or enforced from time to time by a government or governmental or inter-governmental body or organisation or other relevant sanctions authority (including but not limited to, those imposed by the UN, EU, Singapore or the US to the extent applicable).

"Sanctioned Entity" means any entity or individual appearing on any "specially designated nationals" or "blocked persons" lists, or any equivalent list(s) maintained and imposed by the relevant bodies and organisations of the United Nations, the European Union, the United Kingdom, the United States or any other jurisdiction applicable to a party.

6.	BIMCO Designated Entities

a)

The provisions of this clause shall apply in relation to any sanction, prohibition or restriction imposed on any specified persons, entities or bodies including the designation of specified vessels or fleets under United Nations Resolutions or trade or economic sanctions, laws or regulations of the European Union or the United States of America.

(b)

Owners and Charterers respectively warrant for themselves (and in the case of any sublet, Charterers further warrant in respect of any sub-charterers, shippers, receivers, or cargo interests) that at the date of this fixture and throughout the duration of this Charter Party they are not subject to any of the sanctions, prohibitions, restrictions or designation referred to in Sub-clause (a) which prohibit or render unlawful any performance under this Charter Party or any sublet or any Bills of Lading. Owners further warrant that the nominated vessel, or any substitute, is not a designated vessel.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

(c)

If at any time during the performance of this Charter Party either party becomes aware that the other party is in breach of warranty as aforesaid, the party not in breach shall comply with the laws and regulations of any Government to which that party or the Vessel is subject and follow any orders or directions which may be given by any body acting with powers to compel compliance, including where applicable the Owners' flag state. In the absence of any such orders, directions, laws or regulations, the party not in breach may, in its option, terminate the Charter Party forthwith or, if cargo is on board, direct the Vessel to any safe port of that party's choice and there discharge the cargo or part thereof.

(d)	If, in compliance with the provisions of this Clause, anything is done or is not done, such shall not be deemed a deviation but shall be considered due fulfilment of this Charter Party.

(e)

Notwithstanding anything in this Clause to the contrary, Owners or Charterers shall not be required to do anything which constitutes a violation of the laws and regulations of any State to which either of them is subject.

(f)

Owners or Charterers shall be liable to indemnify the other party against any and all claims, losses, damage, costs and fines whatsoever suffered by the other party resulting from any breach of warranty as aforesaid.

(g)	Charterers shall procure that this Clause is incorporated into all sub-charters, contracts of carriage and Bills of Lading issued pursuant to this Charter Party.

7.	Gulf of Guinea HRA

(a)

Unless the local Terminal where the Vessel will berth is a private Terminal where no armed guards are allowed ~~because~~ or the Terminal have their own security procedure personnel and equipment and/or patrol boats. Owners shall retain the option to place local armed personnel together with unarmed security advisors from a Private Military and Security Company (a "PMSC") on board their vessel whilst she remains at berth and/or whilst she performs an STS operation. The local armed personnel shall be provided on board by the local military forces of the relevant littoral State with the assistance of the PMSC and the relevant costs for employing the PMSC advisors and the local armed guards shall be for Charterers' account. The PMSC shall be chosen and appointed by the Owners after they obtain the necessary approvals from their insurance underwriters and their flag state. Reasonable Costs to be market competitive and discussed with Trafigura prior to being required, unless dictated by terminal or government.

(b)

Charterers shall be liable to pay for all and any applicable AP's including War, War LoH up to 90 days and K&R AP's arising potentially under Owners' insurance policies, all possible crew bonuses and expenses for hardening materials and other anti-piracy materials, and any other expenses arising in connection with the vessel's call in the Gulf of Guinea HRA;

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

(c)	BMP4 and the IMO Interim guidelines for Piracy in WAF shall be followed at all times;

(d)	Vessel will not anchor in Nigerian except within Lagos port limits or in waters of neighbouring countries;

(e)

If required to wait for berthing or for the STS operation, vessel will proceed out to sea and wait drift in a location off the HRA, i.e. at 200NW from the coast approximately unless there is a secure terminal area where vessel can anchor close to the terminal.  Master will shift her drifting position frequently to avoid being a target of pirates; 200 miles

(f)	Vessel will berth / un-berth and/or will proceed in-ward/outward for the STS operation and to take onboard the armed guards only during day-light hours:

(g)	Since waiting period at Nigerian ports or the littoral states' ports can be very long, Charterer's must provide sufficient bunkers in advance;

(h)	Similarly, vessel must be provided with sufficient provision and fresh water to wait for approx. period of 1 months, while drifting;

(i)	Vessel will proceed in-ward only when the pilot is ready to board vessel and takes her to a designated berth and/or when the STS operation is about to commence;

(j)

If the cargo operations at berth or the STS operation is suspended for any reason and/or the vessel is asked to vacate berth, vessel to proceed to sea again, off the HRA at 200 NM from the coast approx.; 200 miles

(k)	Otherwise, the War Risks/Piracy clause as contained herein shall fully apply.

For Niger delta river ports within the Lagos to Ikang range, not including Lagos itself, Owners will arrange, through local port agents, armed patrol boats to assist and escort the vessel from the agreed position within territorial waters to the berth and from the berth to the agreed position within territorial waters.

Armed patrol boats will be regulated and approved by local and/or national naval and/or coastguard authorities. Charterers agree to reimburse these reasonable costs, in line with industry norms, to Owners upon Charterers receiving documented evidence and Owners invoice in relation to the same.

For Abidjan, Tema anchorage, provided that situation remains safe as of now with no Piracy incidents as per the feedback of Owners and Charterers independent security advisors,

Owners accept no guards needed and no reason to go 200 nm off.

The situation should be re-evaluated within the charter period each and every time Charterers would request the vessel to proceed in the area.

For Lome and Cotonou as long as security is arranged ship to stay at anchorage.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

Owners to have the right to use armed guards and/or armed escort gunboat for any off-shore or port call within HRA however owners confirm that they do not need a dedicated escort boat to remain with vessel while loading at terminals in Nigeria or while waiting at a secure anchorage area by a terminal, provided the Terminal have their own security procedure personnel and equipment and/or patrol boats that will protect the vessel.

The armed gunboat to escort the vessel from entering of EEZ (approx. 200nm from nearest coast) until exit of EEZ (approx. 200nm from nearest coast). Reasonable and proportionate Costs always to be competitive and paid by the Charterers but to be discussed and agreed before it is arranged including a provider of arm guards and/or gunboat. Vessel will not enter HRA without such arm guards and/or gunboat arrangement and in place and will always remain on hire.

If there is no firm berthing schedule received from a local agent/terminal. Charterers can instruct the ship to remain outside of the HRA. However vessel always to follow charterers and local terminal instructions provided safe and in accordance with Clause 9 below.

8.	STORAGE & UNDERWATER CLEANING CLAUSE

CHARTERERS MAY USE THE VESSEL FOR STORAGE. ALWAYS AT A SAFE LOCATION AND WITHIN THE CHARTER PATY LIMITS, but excluding any War Risk Area or any Piracy Area where additional insurance premiums are charged by the Vessel's insurance underwriters.

WAFR and Fujairah is always to be included but any additional premiums to be for charterers account. However Clause 7. Gulf of Guinea HRA and 9. WAR RISKS / PIRACY always to apply. If applicable. OWNERS/MASTER TO HAVE THE RIGHT TO MOVE THE VESSEL AT CHARTERERS TIME AND COST FOR ANY REASON IF REQUIRED, INCLUDING FOR VICTUALLING, AND OTHER REQUIRED OWNER'S MATTERS PROVIDED CHARTERER IS ADVISED IN A TIMELY MANNER AND CONFIRMS THEIR AGREEMENT WHICH SHALL NOT BE UNREASONABLY WITHHELD IF VESSEL IS ORDERED IN TO STORAGE, CHARTERERS TO ARRANGE AND PAY FOR SUPPLY OF FRESH WATER AS THE VESSEL MAY REQUIRE FROM TIME TO TIME.

IF STORAGE IN ANY ONE LOCATION SHOULD BE LONGER THAN 30 DAYS, charterers shall HAVE THE RIGHT TO ALLOW THE VESSEL TO SAIL FOR A MAXIMUM OF 15 HRS FOR THE NOTIONAL REMOVAL OF HULL FOULING. DEPENDING ON THE LENGTH OF THE STORAGE PERIOD THIS SHALL BE ALLOWED MORE THAN ONCE AS REQUIRED. TIMING FOR SAMEALWAYS TO BE MUTUALLY AGREED BETWEEN OWNERS AND CHARTERERS at charterers time and expense.

IF VESSEL IS IDLE OR STORAGE AT ANY ONE LOCATION SHOULD BE LONGER THAN 25 CONSECUTIVE DAYS (TIME NOT TO RE-START IF THE VESSEL SAILS), THE SPEED AND CONSUMPTION WARRANTIES THEREAFTER SHALL NOT APPLY UNTIL OWNERS HAVE ARRANGED AT CHARTERERS' TIME AND EXPENSE FOR THE HULL TO BE SCRUBBED AND PROPELLER POLISHED IF DEEMED NECESSARY BY AN INDEPENDENT UNDERWATER SURVEY.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

9.	WAR RISKS / PIRACY

(A)    THE VESSEL UNLESS THE WRITTEN CONSENT OF THE OWNERS BE FIRST OBTAINED, SHALL NOT BE ORDERED TO OR REQUIRED TO CONTINUE TO OR THROUGH, ANY PORT, PLACE, AREA OR ZONE (WHETHER OF LAND OR SEA), OR ANY WATERWAY OR CANAL, WHERE IT APPEARS THAT THE VESSEL, HER CARGO, CREW OR OTHER PERSONS ON BOARD THE VESSEL, IN THE REASONABLE JUDGEMENT OF THE MASTER AND/OR THE OWNERS, MAY BE OR ARE LIKELY TO BE EXPOSED TO ANY ACTUAL, THREATENED OR REPORTED ACTS OF PIRACY, WHETHER SUCH RISK OF PIRACY EXISTED AT THE TIME OF ENTERING INTO THIS CHARTER PARTY OR OCURRED THEREAFTER. SHOULD THE VESSEL BE WITHIN ANY SUCH PLACE AS AFORESAID, WHICH ONLY BECOMES DANGEROUS, OR IS LIKELY TO BE OR BECOME DANGEROUS, AFTER HER ENTRY INTO IT, SHE SHALL BE AT LIBERTY TO LEAVE IT.

(B)    IF THE OWNERS DO NOT GIVE THEIR CONSENT THEY SHALL IMMEDIATELY INFORM THE CHARTERERS AND THE CHARTERERS SHALL BE OBLIGED TO ISSUE ALTERNATIVE VOYAGE ORDERS and any time lost due to compliance with such orders shall not be considered off-hire. THE CHARTERERS SHALL INDEMNIFY THE OWNERS FOR ANY CLAIMS FROM HOLDERS OF BILLS OF LADING OR THIRD PARTIES CAUSED BY SUCH ORDERS.

Owners represent that they shall give consideration to known piracy risks inherent in customary trading routes, including Indian Ocean, Suez Canal transit and West Africa and Owners will always make best endeavours to proceed on customary routes in accordance with prevailing trade patterns always without prejudice to owners' rights under this clause, including owners' risk assessment of the particular customary route and the prevailing trade pattern.

(C)    IF THE OWNERS CONSENT OR IF THE VESSEL PROCEEDS TO OR THROUGH AN AREA EXPOSED TO RISK OF PIRACY THE OWNERS SHALL HAVE THE LIBERTY:

(I)    TO TAKE REASONABLE PREVENTIVE MEASURES TO PROTECT THE VESSEL, HER CREW AND CARGO INCLUDING BUT NOT LIMITED TO TAKING A REASONABLE ALTERNATIVE ROUTE, PROCEEDING IN CONVOY, USING ESCORTS, AVOIDING DAY OR NIGHT NAVIGATION, ADJUSTING SPEED OR COURSE, OR ENGAGING SECURITY PERSONNEL OR EQUIPMENT ON OR ABOUT THE VESSEL.,

(II)    TO COMPLY WITH THE ORDERS, DIRECTIONS OR RECOMMENDATIONS OF ANY UNDERWRITERS WHO HAVE THE AUTHORITY TO GIVE THE SAME UNDER THE TERMS OF THE INSURANCE;

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

(III)    TO COMPLY WITH ALL ORDERS, DIRECTIONS, RECOMMENDATIONS OR ADVICE GIVEN BY THE GOVERNMENT OF THE NATION UNDER WHOSE FLAG THE VESSEL SAILS, OR OTHER GOVERNMENT TO WHOSE LAWS THE OWNERS ARE SUBJECT, OR ANY OTHER GOVERNMENT, BODY OR GROUP, INCLUDING MILITARY AUTHORITIES, WHATSOEVER ACTING WITH THE POWER TO COMPEL, COMPLIANCE WITH THEIR ORDERS OR DIRECTIONS;

(IV)    TO COMPLY WITH THE TERMS OF ANY RESOLUTION OF THE SECURITY COUNCIL OF THE UNITED NATIONS, THE EFFECTIVE ORDERS OF ANY OTHER SUPRANATIONAL BODY WHICH HAS THE RIGHT TO ISSUE AND GIVE THE SAME, AND WITH NATIONAL LAWS AIMED AT ENFORCING THE SAME TO WHICH THE OWNERS ARE SUBJECT, AND TO OBEY THE ORDERS AND DIRECTIONS OF THOSE WHO ARE CHARGED WITH THEIR ENFORCEMENT, AND THE CHARTERERS SHALL INDEMNIFY THE OWNERS FOR ANY CLAIMS FROM HOLDERS OF BILLS OF LADING OR THIRD PARTIES CAUSED BY SUCH ORDERS.

(D)    COSTS

(I)    IF THE VESSEL PROCEEDS TO OR THROUGH AN AREA WHERE DUE TO RISK OF PIRACY ADDITIONAL COSTS WILL BE INCURRED INCLUDING BUT NOT LIMITED TO ADDITIONAL INSURANCE, ADDITIONAL PERSONNEL, SECURITY PERSONNEL AND EQUIPMENT, AND PREVENTATIVE MEASURES TO AVOID PIRACY ATTACKS, SUCH COSTS SHALL BE FOR THE CHARTERERS' ACCOUNT. ANY TIME LOST WAITING FOR CONVOYS, FOLLOWING RECOMMENDED ROUTEING, TIMING, OR REDUCING SPEED OR TAKING MEASURES TO MINIMISE RISK, SHALL BE FOR THE CHARTERERS, AACOUNT AND THE VESSEL SHALL REMAIN ON HIRE;

(II)    IF THE OWNERS BECOME LIABLE UNDER THE EXISTING TERMS OF EMPLOYMENT TO PAY TO THE CREW ANY BONUS OR ADDITIONAL WAGES IN RESPECT OF SAILING INTO AN AREA WHICH IS DANGEROUS IN THE MANNER DEFINED BY THE SAID TERMS, THEN THE ACTUAL BONUS OR ADDITIONAL WAGES PAID SHALL BE REIMBURSED TO THE OWNERS BY THE CHARTERERS AT THE SAME TIME AS THE NEXT PAYMENT OF HIRE IS DUE, OR UPON REDELIVERY, WHICHEVER OCCURS FIRST;

(III)    IF THE UNDERWRITERS OF THE OWNERS' INSURANCES SHOULD REQUIRE PAYMENT OF ADDITIONAL PREMIUMS AND/OR CALLS BECAUSE, PURSUANT TO THE CHARTERERS' ORDERS, THE BESSEL IS WITHIN OR IS DUE TO ENTER AND REMAIN WITHIN, OR PASS THROUGH ANY AREA OR AREAS WHICH ARE SPECIFIED BY SUCH UNDERWRITERS AS BEING SUBJECT TO ADDITIONAL PREMIUMS BECAUSE OF PIRACY RISKS, THEN THE ACTUAL ADDITIONAL PREMIUMS including war risks, war loss of hire up to 180 days and kidnap and ransom premiums AND/OR CALLS PAID SHALL BE REIMBURSED BY THE CHARTERERS TO THE OWNERS AT THE SAME TIME AS THE NEXT PAYMENT OF HIRE IS DUE, OR UPON REDELIVERY, WHICHEVER OCCURS FIRST.

(E)    If the Vessel is attacked or seized by pirates any time lost shall be for the account of the Charterers and the Vessel shall remain on hire throughout the 181ST day when hire will cease to be paid. If the Vessel is seized the Owners shall keep the Charterers closely informed of the efforts made to have the Vessel released.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

(F)    If in compliance with this Clause anything is done or not done, such shall not be deemed a deviation, but shall be considered as due fulfilment of this Charter Party.

(G)    CHARTERERS WARRANT THAT THE TERMS OF THIS CLAUSE WILL BE INCORPORATED EFFECTIVELY INTO ANY BILL OF LADING PURSUANT TO THIS CHARTERPARTY.

OWNERS AND CHARTERERS ARE TO LIAISE 5 (FIVE) DAYS IN ADVANCE PRIOR TO PROCEEDING OF THE VESSEL TO A TRANSIT OF THE GULF OF ADEN, TO ESTABLISH OWNERS' REQUIREMENTS, WHICH MAY INCLUDE, BUT NOT BE LIMITED TO JOINING A CONVOY SYSTEM OR DEVIATING OR ALTERING THE TIMING OF THE VESSEL'S PASSAGE. VESSEL TO REMAIN ONHIRE, AND VESSEL PERFORMANCE CALCULATIONS ARE TO BE BASED ON ACTUAL MILES STEAMED, WITH ANY PERIODS OF ALTERED SPEED OR WAITING TIME UNDER THIS CLAUSE NOT TO BE INCLUDED IN PERFORMANCE CALCULATIONS. ANY EXTRA INSURANCE PREMIUM CLEARLY STATED AS ABOVE ARE FOR CHARTERERS ACCOUNT.

10.	EBOLA CLAUSE

a)    The Vessel shall not be obliged to proceed to or continue to or through or remain at any port, place, area or country (hereinafter "Affected Area") if in the reasonable opinion of the Owners the Affected Area may place the Vessel and crew or other persons on board the Vessel at risk by reason of the Ebola virus.

b)    If in accordance with and subject to the requirements of sub-clause (a) the Owners decide that the Vessel shall not proceed or continue to or through or remain in an Affected Area they must immediately inform the Charterers in writing. In that event the Charterers shall issue alternative voyage orders and shall indemnify the Owners in respect of any expenses arising therefrom and any claims from holders of the Bills of Lading, as a consequence of waiting for and/or performance of such orders. During any time waiting for or complying with such orders the vessel shall remain on hire.

c)    If notwithstanding their liberty to refuse to do so, Owners agree to or continue to or through or remain at any Affected Area, Owners shall not be deemed to have waived any of their existing rights under this charter party, save that where owners have agreed to proceed to or continue to or through or remain at an affected area under para (a) above, owners shall not be entitled to later refuse to do so unless there has been a material change in the risks faced.

d)    The Vessel shall have liberty to comply with all orders, directions, recommendations or advice of competent authorities and/or the Flag State of the Vessel in respect of arrival routes, ports of call, destinations, discharge of cargo, delivery, or in any other respect whatsoever relating to issues arising as a result of the Vessel being ordered to an Affected Area.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

e)    Any additional costs and expenses incurred during the currency of the chapter directly resulting from the Vessel visiting an Affected Area such as screening, cleaning, fumigating and/or quarantining the Vessel and its crew for such diseases either in the Affected Area or at subsequent ports of call under the Charter and including the obtaining of medical treatment for any infected crew, shall be for the Charterers' account and the vessel shall remain on hire during periods of delay caused thereby in the affected area or any subsequent ports.

f)    If in compliance with this Clause anything is done or not done, such shall not be deemed a deviation, but shall be considered as due fulfilment of this Charter Party. In the event of a conflict between the provisions of this Clause and any implied or express provision of the Charter Party, this Clause shall prevail to the extent of such conflict but no further.

Any costs or delays from an infection arising from events prior to delivery on this charter or from owners matter and/or crew change always to be for owners account.

11.	ICE CLAUSE

Deleted

12.	ANTI-BRIBERY, ANTI-CORRUPTION CLAUSE (ABC)

1.1    each party

(i)    shall comply with all applicable anti-corruption laws and regulations, including without Limitation the us foreign corrupt practices act and the uk bribery act of 2010; and

(ii)    undertakes and warrants to the other party that, it has in place adequate procedures to ensure that, and its officers, directors, shareholders, employees, agents and other intermediaries, and any other person acting directly or indirectly on its behalf, shall not, directly or through third parties, give, promise or attempt to give, or approve or authorise the giving of, anything of value to any person or any entity for the purpose of:

(i)	securing any improper advantage in relation to this charterparty; or

(ii)    inducing or influencing a public official to take action or refrain from taking action in order for either party to obtain or retain business for either party; or

(iii)    inducing or influencing a public official to use his/her influence with any government or public international organization for such purpose; and

1.2    represents and warrants to the other that, having in place the necessary adequate procedures, it and its officers, directors, shareholders, employees, agents and other intermediaries, and any other person acting directly or indirectly on its behalf have not, prior to the date of this charterparty, been proven to have engaged in bribery or corruption in order to secure and/or retain any business for themselves or the other party, whether in connection with this charterparty or otherwise; and

1.3    each party agrees that it will not take or knowingly permit any action to be taken that would cause the other party to be in violation of any applicable anti-money laundering laws; and

1.4    shall have and shall maintain in place throughout the term of this agreement adequate policies and procedures to ensure compliance with the undertakings of this clause (including but not limited to including a suitable anti-corruption clause in sub-charterparties), and will enforce them where appropriate.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

Any costs or delays from an infection arising from events prior to delivery on this charter or from owners matter and/or crew change always to be for owners account.

13.	SCRUBBER CLAUSE / EXHAUST GAS CLEANING SYSTEM

1.1

Without prejudice to the generality of clause 6, the Vessel shall be delivered with fully functional Certified EGC Technology for her Main and Auxiliary Engines The vessel to always follow local legislation and regulations related to the use of the Exhaust Gas Cleaning System and Owners shall maintain the Certified EGC Technology in a thoroughly efficient state for and during the Charter Period. After 1st January 2020 any amount of sludge quantities generated as a result of higher than 0.5% Sulphur content in HFO supplied by charterers, to be disposed to shore facilities at charterers' cost and time.

1.2	In the event of a Breakdown:

a.

Owners shall immediately inform Charterers, advising the extent and expected duration of the Breakdown, and shall during the continuance of the Breakdown, provide the Charterer with reasonable updates.

b.

Charterers shall, of necessary and at Owners' written request, supply at the next convenient bunkering port fuel of such specification and grade that enables the Vessel's compliance with MARPOL Annex VI without use of the Certified EGC Technology. Such specification and grade to be notified in writing by Owners and to be in accordance the description in PART 1, Section 1.

c.

Owners shall indemnify Charterers in respect of any liability, loss damage or expense of whatsoever nature arising out of and/or in connection with any Breakdown, including (but not in any way limited to) any increased costs relating to fuel (whether pursuant to clause 18.2(b), or as a result of the Vessel burning more fuel or more fuel of a certain specification than would have been the case had there been no Breakdown).

d.

If any Breakdown continues or is expected to continue for 45 days, then without prejudice to any other rights Charterers may have under this Charter, Charterers shall have the option of terminating this Charter by giving notice in writing to Owners. Termination shall take effect from the date on which such notice is received by Owners or from any later date stated in such notice.

e.

Upon termination in accordance with this Clause, Owners shall forthwith remit to Charterers and hire paid in advance and not earned as at the date of termination and any other monies owing, including but not limited to the cost of bunkers on board at the time the Breakdown first occurred.

f.

For the purposes of this clause and clause 31, "Breakdown" means any situation where the Certified EGC Technology breaks down, becomes unusable, loses certification or no longer conforms to the relevant requirements of regulation 4 MARPOL Annex VI or such other Flag state accreditation or fails to provide effective equivalence to the requirements of regulations 14.1 of MARPOL Annex VI when burning fuel her Main and Auxiliary Engines with sulphur content in excess of 0.5%.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

14.	BIMCO COVID-19 CREW CHANGE CLAUSE FOR TIME CHARTER PARTIES 2020:

(a)    In addition to any other right to deviate under this contract, ~~the Vessel shall have the liberty to deviate under this contract, the Vessel shall have the liberty to deviate for crew changes if COVID-19 related restrictions prevent crew changes from being conducted at the ports or places to which the Vessel has been ordered or within the scheduled port of call. Any deviation under this clause shall not be deemed to be an infringement or breach of this contract, and Owners shall not be liable for any loss or damage resulting therefrom.~~ If Owners need to deviate a ship for crew change at the ports or places to which the vessel has been ordered or within the scheduled period of call, Owners always have to inform Charterers of intended crew changes in advance at least two weeks in advance prior to vessel departure a last discharge port including a name of port/place and details of crew to join a ship and requires charterers consent prior to it is arranged. Any cost including but not limited to port changes, bunker consumed is to be for Owners account and vessel is to be remained off-hire. (comments: in laden passage, it is beyond of our control to make a deviation to be made for crew change, hence, we are not in position to have this kind of commitment)

(b)    Owners shall exercise the right under subclause (a) above with due regard to Charterers' interests and shall notify Charterers in writing as soon as reasonably possible of any intended deviation for crew change purposes but always not later than two weeks in advance as described in (a)

(c)    ~~Charterers shall procure that subclause (a) shall be incorporated into any sub charter parties, bills of lading, waybills, or other documents evidencing contracts of carriage issued pursuant to this Charter Party.~~

(d)    During the period of such deviation the Vessel shall:

~~(i)~~

~~* remain on hire, but at a reduced rate of the hire of USD...................per day. In the absence of an agreed amount, fifty percent (50%) of the hire rate shall apply. The cost of bunkers consumed shall be shared equally between Owners and Charterers.~~

(e)    While the Vessel is at the port of deviation all port changes, pilotage and other expenses arising out of such crew changes shall be for the Owners' account.

*(d)(i) and (d)(ii) are alternatives. Delete whichever is not applicable. In the absence of deletions alternative (d)(i) shall apply.

15.	INFECTIOUS DISEASE CLAUSE

(a)	For the purposes of this Clause, the words:

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

"Disease" means a highly infectious or contagious disease that is seriously harmful to human health and/or which has been declared by the World Health Organisation to be a Public Health Emergency of International Concern (PHEIC).

"Affected Area" means any port or place where due to the previous occurrence of the Disease in the affected port, has been assessed by the World Health Organisation as "high" risk and there is a serious risk of exposure to the ~~Vessel,~~ crew or other persons on board to the Disease and/or to a serious risk of quarantine or other restrictions being imposed in connection with the Disease.

(b)    The Vessel shall not be obliged to proceed to or continue to or remain at any place which, ~~in the reasonable judgement of the Master/Owners~~, is deemed to be confirmed as an Affected Area as defined by Clause (a).

(c)    If the Owners decide in accordance with Sub-clause (b) that the Vessel shall not proceed or continue to an Affected Area they shall immediately notify the Charterers.

(d)    If the Vessel is at any place that has ~~which the Master in his reasonable judgement considers to have~~ become an Affected Area, the Vessel may leave immediately, with or without cargo on board, after notifying and agreed by the Charterers. Vessel is to proceed to an alternative location as directed by the Charterers within 3 working days of receipt of the Owners' notification. The Vessel shall remain on hire throughout and the Charterers shall be responsible for all additional costs, expenses and liabilities incurred in connection with such orders/delivery of cargo.

(e)    ~~In the event of Sub clause (c) or (d) the Charterers shall be obliged, notwithstanding any other terms of this Charter Party, to issue alternative voyage orders. If the Charterers do not issue such alternative voyage orders within forty eight (48) hours of receipt of the Owners' notification, the Owners may discharge any cargo already on board at any port or place. The Vessel shall remain on hire throughout and the Charterers shall be responsible for all additional costs, expenses and liabilities incurred in connection with such orders/delivery of cargo.~~

(f)    ~~In any event, the Owners shall not be obliged to load cargo or to sign, and the Charterers shall not allow or authorise the issue on the Owner's behalf of bills of lading, waybills or other documents evidencing contracts of carriage for any Affected Area.~~

(g)    The Charterers shall indemnify the Owners for any direct costs, expenses or liabilities incurred by the Owners, including claims from holders of bills of lading, as a consequence of the Vessel waiting for and/or complying with the alternative voyage orders.

(h)    If, notwithstanding Sub-clauses (b) to (f), the Vessel does proceed to or continue to or remain at an Affected Area:

(i)    The Owners shall notify the Charterers of their decision but the Owners shall not be deemed to have waived any of their rights under this Charter Party.

(ii)    The Owners shall endeavour to take such reasonable measures in relation to the Disease as may from time to time be recommended by the World Health Organisation.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

(iii)    Any direct additional costs, expenses or liabilities whatsoever arising out of the Vessel visiting or having visited an Affected Area as per Charterers instruction, including but not limited to screening, cleaning, fumigating and/or quarantining the Vessel and its crew, shall be for the Charterers' account and the Vessel shall remain on hire throughout unless otherwise it was caused by crew or crew's misconduct.

(i)    The Vessel shall have liberty to comply with all orders, directions, recommendations or advice of competent authorities and/or the Flag State of the Vessel in respect of arrival, routes, ports of call, destinations, discharge of cargo, delivery or in any other respect whatsoever relating to issues arising as a result of the Vessel being or having been ordered to an Affected Area but always has to be discussed and agreed by Charterers in advance which is not to be unreasonably withheld. If there will be any fine, additional cost, penalty, loss of time, for vessel's compliance with Charterers orders against authorities instructions, etc as per above, same will be for Charterers Account.

(j)    If in compliance with this Clause anything is done or not done, such shall not be deemed a deviation, nor shall it be or give rise to an off-hire event, but shall be considered as due fulfilment of this Charter Party. In the event of a conflict between the provisions of this Clause and any implied or express provision of this Charter Party, this Clause shall prevail to the extent of such conflict, but no further.

(k)    The Charterers shall indemnify the Owners if after the currency of this Charter Party any direct delays, costs, expenses or liabilities whatsoever are incurred as a result of the Vessel having visited an Affected Area during the currency of this Charter Party by Charterer's instructions.

(l)    The Charterers will make best efforts to shall procure that this Clause shall be incorporated into all sub-charters and bills of lading, waybills or other documents evidencing contracts of carriage issued pursuant to this Charter Party.

Any costs or delays from an infection arising from events prior to delivery on this charter or from owners matter and/or crew change always to be for owners account.

16.	OWNERS UNDER KEEL CLEARANCE AND AIR CLEARANCE POLICY

Please see the attached Appendix 1.

17.	AGM Clause

In case vessel has called the past 2 years in a country that has been identified as source of Asian Gypsy Moth (AGM), owners are responsible to obtain relevant inspection certificate which has to state that vessel is free of AGM. In case vessel will call at such a country during the chartered period, owners will arrange for relevant inspection but associated costs will be on charts account.

18.	AIRDRAFT

Owners confirm Eco oceano Ca will be delivered with collapsible mast and max air draft 136ft in ballast condition

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

For Eco Bel air and Eco Beverly Hills owners confirm that they within maximum 6 months from delivery owners will install collapsible mast their time and expensive to permanently comply easily with max 136 air draft in ballast condition. Until such modifications are made, owners do confirm both vessels will be able to comply with max 136ft air draft in ballast condition regardless via trim.

19.	KYC

TRAFIGURA KYC CLAUSE: OWNERS SHALL PROVIDE ALL KYC DOCUMENTATION REQUESTED BY TRAFIGURA UNDER POINT 1-4 HEREBELOW PROMPTLY UPON REQUEST. IF OWNERS DO NOT PASS TRAFIGURA KYC REQUIREMENTS TO TRAFIGURA'S SATISFACTION, OR FAIL TO PROVIDE ALL REQUESTED DOCUMENTATION, TRAFIGURA SHALL HAVE THE RIGHT (BUT NOT THE OBLIGATION) TO WITHHOLD PAYMENTS OF FRIEGHT / HIRE WITHOUT ANY LIABILITY UNTIL THE KYC REQUIREMENTS ARE MET.

20.	LOIs

LETTER OF INDEMNITY FOR BLENDING

To:                   [Insert name of Owners]                                                                   [insert date]

                     The Owners of the [insert name of ship]

                     [insert address]

Dear Sirs

Ship:                       [insert name of ship]

Charter Party:         [insert details & date]

Voyage:                  [insert load and discharge ports as stated in the bill of lading]

Cargo(es):               [quantity & type]

Bill of lading:          No. _______            dated_______         issued at _______

Bill of lading:          No. _______           dated _______         issued at _______

The above ship, under our charter & commercial operation, and in line with our instructions shall load/has loaded the following cargoes:

(i)         [Cargo quantity & type] in cargo tanks [number, location] shipped by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bill of lading is made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bill of lading]

(ii)         [Cargo quantity & type] in cargo tanks [number, location] shipped by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bill of lading is made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bill of lading]

We have requested you to blend the cargo loaded on the Vessel at …… and …… in the above tanks and we warrant and confirm that such operation shall be subject to compliance with relevant safety rules and the technical characteristics of the Vessel.

We warrant that the cargoes to be blended on board shall be stable and compatible and that no precipitation of solid deposits in cargo tanks, pipelines, pumps or valves will occur.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

We undertake to return all three (3) original copies of all bills of lading issued in respect of the cargoes to be blended to Owners for cancellation. Upon return of the original bills of lading as aforesaid, Owners will issue replacement bills of lading in respect of the blended cargo, which state on their face:

i.          the details from the bill(s) of lading pursuant to which the cargoes were originally loaded, including the nature of the cargo, the original quantity loaded and the date and place of loading; and

ii.          the place and date that the blending took place.

In consideration of your complying with our request as aforesaid ("the Requested Activity"), we hereby agree as follows:

1. To indemnify you, your servants and agents and to hold all of your harmless in respect of any liability, loss, damage or expense of whatsoever nature and howsoever arising which you may sustain by reason of the Requested Activity as per our request and express instruction.

2. In the event of any proceedings being commenced against you, the vessel or any of your servants or agents in connection with or by reason of the Requested Activity as per our request and express instruction as aforesaid, to provide you or them on demand with sufficient fund to defend the same.

3. If, in connection with or by reason of the Requested Activity, the ship or any other ship or property in the same or associated ownership, management, possession or control, should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use or trading of the vessel (whether by virtue of a caveat being entered on the ship's registry or otherwise howsoever), to provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the release of such ship or property or to remove such interference and to indemnify you in respect of any liability, loss, damage or expense caused by such arrest or detention or threatened arrest or detention or such interference may be justified.

4. If, in connection with or by reason of the Requested Activity as aforesaid, the ship should be arrested or detained or should the arrest or detention thereof be threated, or should there be any interference in the use or trading of the vessel (whether by virtue of caveat being entered on the ship's registry or otherwise howsoever) to continue to pay all sums, dues, disbursements and expenses contractually required of us under the subject Charter Party dated ____ throughout any such period of delay whatsoever and we confirm vessel shall always remain on-hire throughout any and all such periods.

5. For the avoidance of doubt and without any limitation whatsoever, in the event that damage or discolouration of or to the cargo tank and/or pipeline coatings occurs or if as a result of incompatibility of either the cargoes being blended and/or any cargo residues present in the tanks, precipitation or lay down of solids arises; to indemnify you in respect of any and/or all costs incurred in repair and/or re-coating and/or cleaning of the tank and/or pipeline coatings.

6. The liability of each and every person under this indemnity shall be joint and several and shall not be conditional upon your proceedings first against and person, whether or not such person is part to or liable under this indemnity.

7. This indemnity shall be governed by and construed in accordance with English Law and each and every person liable under this indemnity shall at your request submit to the jurisdiction of the High Court of Justice of England. We therefore undertake that we will within 14 days of the receipt from you of a request so to do, instruct and authorise solicitors forthwith to accept on our behalf hereunder service of any proceedings that may be commenced by you, your servants, employees and agents against the requestor hereunder or any related company, employee, entity or asset thereof under the terms of this indemnity.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

[Signed] ………….
For and on behalf of Charterers

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

LETTER OF INDEMNITY FOR ADDITIVES OR DYE CARGO

To:                   [insert name of Owners]                                                             [insert date]

                     The Owners of the [insert name of ship]

                     [insert address]

Dear Sirs

Ship:                       [insert name of ship]

Charter Party:         [insert details & date]

Voyage:                  [insert load and discharge ports as stated in the bill of lading]

Cargo(es):              [quantity & type]

Bill of lading:          No._______        dated _______       issued at _______

The above ship, under our charter & commercial operation, and in line with our instructions shall load/has loaded the following cargoes:

(i)          [Cargo quantity & type] in cargo tanks [number, location] shipped by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bill of lading is made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bill of lading]

(ii)         [Cargo quantity & type] in cargo tanks [number, location] shipped by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bill of lading is made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bill of lading]

We have requested you to permit our representative/surveyor to add, or dye [insert details] to the cargo in the tanks at [location] ("the Requested Activity"), and in consideration of your agreement to the agreement to the requested we hereby agree as follows:

We warrant that any cargo into which additives, or dye shall be introduced, shall be stable and compatible and that no precipitation of solid deposits in cargo tanks, pipes, pumps, valves will occur, and that any such additivisation, or dye shall be always in strict compliance with safety rules, and subject to the technical characteristics of the Vessel; and that any additional costs incurred as a result of additivisation, or dye operations shall be for our account.

In consideration of your complying with our request as aforesaid ("the Requested Activity"), we hereby agree as follows:

1. To indemnify you, your servants and agents and to hold all of you harmless in respect of any liability, loss, damage or expense of whatsoever nature which you may sustain by reason of the Requested Activity as per our request and express instruction.

2. In the event of any proceedings being commenced against you, the vessel or any of your servants or agents in connection with or by reason of the Requested Activity as per our request and express instruction as aforesaid, to provide you or them on demand with sufficient funds to defend the same.

3. If, in connection with or by reason of the Requested Activity, the ship, or any other ship or property in the same or associated ownership, management, possession or control, should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use or trading of the vessel (whether by virtue of a caveat being entered on the ship's registry or otherwise howsoever), to provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the release of such ship or property or to remove such interference and to indemnify you in respect of any liability, loss, damage or expense caused by such arrest or detention or threatened arrest or detention or such interference, whether or not such arrest or detention or threatened arrest or detention or such interference may be justified.

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

4. If, in connection with or by reason of the Requested Activity as aforesaid, the ship should be arrested or detailed or should the arrest or detention thereof be threatened, or should there be any interference in the use or trading of the vessel (whether by virtue of caveat being entered on the ship's registry or otherwise howsoever) to continue to pay all sums, dues, disbursements and expenses contractually required of us under the subject Charter Part dated_______    throughout any such period of delay whatsoever and we confirm vessel shall always remain on-hire throughout any and all such period.
5. For the avoidance of doubt and without any limitation whatsoever, in the event that damage or discolouration of or to the cargo tank and/or pipeline coatings occurs, to indemnify you in respect of any and/or all costs incurred in repair and/or all costs incurred in repair and/or re-coating and/or cleaning of the tank and/or pipeline coatings.
6. The liability of each and every person under this indemnity shall be joint and several and shall not be conditional upon your proceeding first against any person, whether or not such person is party to or liable under this indemnity.
7. This indemnity shall be governed by and construed in accordance with English Law and each and every person liable under this indemnity shall at your request submit to the jurisdiction of the High Court of Justice of England. We therefore undertake that we will within 14 days of the receipt from you of a request so to do, instruct and authorise solicitors forthwith to accept on our behalf hereunder service of any proceedings that may be commenced by you, your servants, employees and agents against the requestor hereunder or any related company, employee, entity or asset thereof under the terms of this indemnity.

[Signed]………………

For and on behalf of Charterers

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

LETTER OF INDEMNITY FOR CARRYING ADDITIVES/DYE DRUMS ON DECK

To:                  [insert name of Owners]                                                             [insert date]

                    The Owners of the [insert name of ship]

                    [insert address]

Dear Sirs

Ship:                       [insert name of ship]

Charter Party:         [insert details & date]

Voyage:                  [insert load and discharge ports as stated in the bill of lading]

Cargo(es):               [quantity & type]

Bill of lading:          No._______         dated _______       issued at _______

Bill of lading:          No. _______        dated _______       issued at _______

The above ship, under our charter & commercial operation, and in line with our instructions shall load/has loaded the following cargoes:

(i)          [Cargo quantity & type] in cargo tanks [number, location] shipped by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bill of lading is made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bill of lading]

(ii)         [Cargo quantity & type] in cargo tanks [number, location] shipped by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bill of lading is made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bill of lading]

We, [insert name of the requestor] , have requested you to carry the [insert details of additive/dye] additive or dye in drums/pales [insert number of pales/drums] that sum up to [insert total quantity in litters] on deck from load port to discharge port.

We hereby request you to follow our instructions and allow us and/or our agents and/or our servants and/or the shippers to load the above drums/pales onto the vessel and your crew to safely and properly stow them.

All appropriate shipping documents and MSDS will be delivered to the vessel.

In consideration of your complying with our request as aforesaid (“the Requested Activity”), we hereby agree as follows:

1. To indemnify you, your servants and agents and to hold all of you harmless in respect of any liability, loss, damage or expense of whatsoever nature which you may sustain by reason of the Requested Activity as per our request and express instruction.

2. In the event of any proceedings being commenced against you, the vessel or any of your servants or agents in connection with or by reason of the Requested Activity as per our request and express instruction as aforesaid, to provide you or them on demand with sufficient funds to defend the same.

3. If, in connection with or by reason of the Requested Activity, the ship, or any other ship or property in the same or associated ownership, management, possession or control, should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use or trading of the vessel (whether by virtue of a caveat being entered on the ship's registry or otherwise howsoever), to provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the release of such ship or property or to remove such interference and to indemnify you in respect of any liability, loss, damage or expense caused by such arrest or detention or threatened arrest or detention or such interference, whether or not such arrest or detention or threatened arrest or detention or such interference may be justified.

1

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

4. If, in connection with or by reason of the Requested Activity as aforesaid, the ship should be arrested or detailed or should the arrest or detention thereof be threatened, or should there be any interference in the use or trading of the vessel (whether by virtue of caveat being entered on the ship's registry or otherwise howsoever) to continue to pay all sums, dues, disbursements and expenses contractually required of us under the subject Charter Part dated _____________          throughout any such period of delay whatsoever and we confirm vessel shall always remain on-hire throughout any and all such periods.

5. For the avoidance of doubt and without any limitation whatsoever, in the event that the drums/pales will damage by any cause and anyhow vessel’s equipment, to indemnify you in respect of any and/or all costs incurred in repair and/or re-coating and/or cleaning of the rails and/or deck and/or bulkheads and/or pipeline coatings. Owners will not be held liable for any damage by any cause on the drums/pales.

6. The liability of each and every person under this indemnity shall be joint and several and shall not be conditional upon your proceeding first against any person, whether or not such person is party to or liable under this indemnity.

7. This indemnity shall be governed by and construed in accordance with English Law and each and every person liable under this indemnity shall at your request submit to the jurisdiction of the High Court of Justice of England. We therefore undertake that we will within 14 days of the receipt from you of a request so to do, instruct and authorise solicitors forthwith to accept on our behalf hereunder service of any proceedings that may be commenced by you, your servants, employees and agents against the requestor hereunder or any related company, employee, entity or asset thereof under the terms of this indemnity.

[Signed]………………

For and on behalf of Charterers

2

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

LETTER OF INDEMNITY FOR SINGLE VALVE SEGREGATION

To:                           [insert name of Owners]                                                                    [insert date]

                             The Owners of the [insert name of ship]

                             [insert address]

Dear Sirs

Ship:                       [insert name of ship]

Charter Party:         [insert details & date]

Voyage:                  [insert load and discharge ports as stated in the bill of lading]

Cargo(es):              [quantity & type]

Bill of lading:         No. _______        dated  _______        issued at _______

The above ship, under our charter & commercial operation, and in line with our instructions shall load/has loaded the following cargoes:

(i)          [Cargo quantity & type] in cargo tanks [number, location] shipped by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bill of lading is made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bill of lading]

(ii)         [Cargo quantity & type] in cargo tanks [number, location] shipped by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bill of lading is made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bill of lading]

Although the cargoes shall be loaded always within the vessel's natural segregation, we hereby irrevocable acknowledge and accept that the above ship shall only maintain single valve segregation between the cargo tanks mentioned above and along the corresponding cargo line, during and throughout all cargo operations and all such time the above mentioned cargoes remain on-board the vessel.

Nonetheless we, [insert name of the requestor], hereby, request you to follow our instructions and allow us and/or our agents and/or our servants and/or the shippers to load, stow and discharge the above cargoes in and from the above referenced cargo tanks, despite the fact that only single valve segregation shall be maintained throughout such operations and the course of the voyage.

In consideration of your complying with our request as aforesaid ("the Requested Activity"), we hereby agree as follows:

1. To indemnify you, your servants and agents and to hold all of you harmless in respect of any liability, loss, damage or expense of whatsoever nature which you may sustain by reason of the Requested Activity as per our request and express instruction.

2. In the event of any proceedings being commenced against you, the vessel or any of your servants or agents in connection with or by reason of the Requested Activity as per our request and express instruction as aforesaid, to provide you or them on demand with sufficient funds to defend the same.

3. If, in connection with or by reason of the Requested Activity, the ship, or any other ship or property in the same or associated ownership, management, possession or control, should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use or trading of the vessel(whether by virtue of a caveat being entered on the ship's registry or otherwise howsoever), to provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the release of such ship or property or to remove such interference and to indemnify you in respect of any liability, loss, damage or expense or expense caused by such arrest or detention or threatened arrest or detention or such interference, whether or not such arrest or detention or threatened arrest or detention or such interference may be justified

3

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

4. If, in connection with or by reason of the Requested Activity as aforesaid, the ship should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use of trading of the vessel (whether by virtue of caveat being entered on the ship's registry or otherwise howsoever) to continue to pay all sums, dues, disbursements and expenses contractually required of us under the subject Charter Party dated _______ throughout any such period of delay whatsoever and we confirm vessel shall always remain on-hire throughout any and all such periods.

5. For the avoidance of doubt and without any limitation whatsoever, in the event that damage or discolouration of or to the cargo tank and/or pipeline coatings occurs, to indemnify you in respect of any and/or all costs incurred in repair and/or re-coating and/or cleaning of the tank and/or pipeline coatings.

6. The liability of each and every person under this indemnity shall be joint and several and shall not be conditional upon your proceeding first against any person, whether or not such person is party to or liable under this indemnity.

7. This indemnity shall be governed by and construed in accordance with English Law and each and every person liable under this indemnity shall at your request submit to the jurisdiction of the High Court of Justice of England. We therefore undertake that we will within 14 days of the receipt so to do, instruct and authorise solicitors forthwith to accept on our behalf hereunder service of any proceedings that may be commenced by you, your servants, employees and agents against the requestor hereunder or any related company, employee, entity or asset thereof under the terms of this indemnity.

[Signed]……………………..

For and on behalf of Charterers

4

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

LETTER OF INDEMNITY FOR LINE SHARING

To:                          [insert name of Owners]                                                                   [insert date]

                           The Owners of the [insert name of ship]

                           [insert address]

Dear Sirs

Ship:                       [insert name of ship]

Charter Party:         [insert details & date]

Voyage:                  [insert load and discharge ports as stated in the bill of lading]

Cargo(es):              [quantity & type]

Bill of lading:         No. _______        dated _______        issued at _______

The above ship, under our charter & commercial operation, and in line with our instructions shall load/has loaded the following cargoes:

(i)          [Cargo quantity & type] in cargo tanks [number, location] shipped by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bill of lading is made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bill of lading]

(ii)         [Cargo quantity & type] in cargo tanks [number, location] shipped by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bill of lading is made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bill of lading]

Although the cargoes shall be loaded always within the vessel's natural segregation, we [insert name of the requestor], hereby request that the above cargo be loaded onboard into the ships cargo tanks [insert cargo tanks] by using same line [insert line no] from vessel's manifold until the vessel's cross over and we accept that there is a possibility of contamination between the above parcels (The Request).

In consideration of your complying with our request as aforesaid ("the Requested Activity"), were hereby agree as follows:

1. To indemnify you, your servants and agents and to hold all of you harmless in respect of any liability, loss, damage or expense of whatsoever nature which you may sustain by reason of the Requested Activity as per our request and express instruction.

2. In the event of any proceedings being commenced against you, the vessel or any of your servants or agents in connection with or by reason of the Requested Activity as per our request and express instruction as aforesaid, to provide you or them on demand with sufficient funds to defend the same.

3. If, in connection with or by reason of the Requested Activity, the ship, or any other ship or property in the same or associated ownership, management, possession or control, should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use or trading of the vessel(whether by virtue of a caveat being entered on the ship's registry or otherwise howsoever), to provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the release of such ship or property or to remove such interference and to indemnify you in respect of any liability, loss, damage or expense or expense caused by such arrest or detention or threatened arrest or detention or such interference, whether or not such arrest or detention or threatened arrest or detention or such interference may be justified.

5

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

4. If, in connection with or by reason of the Requested Activity as aforesaid, the ship should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use of trading of the vessel (whether by virtue of caveat being entered on the ship's registry or otherwise howsoever) to continue to pay all sums, dues, disbursements and expenses contractually required of us under the subject Charter Party dated _________ throughout any such period of delay whatsoever and we confirm vessel shall always remain on-hire throughout any and all such periods.
5. For the avoidance of doubt and without any limitation whatsoever, in the event that damage or discolouration of or to the cargo tank and/or pipeline coatings occurs, to indemnify you in respect of any and/or all costs incurred in repair and/or re-coating and/or cleaning of the tank and/or pipeline coatings.

6. The liability of each and every person under this indemnity shall be joint and several and shall not be conditional upon your proceeding first against any person, whether or not such person is party to or liable under this indemnity.

7. This indemnity shall be governed by and construed in accordance with English Law and each and every person liable under this indemnity shall at your request submit to the jurisdiction of the High Court of Justice of England. We therefore undertake that we will within 14 days of the receipt so to do, instruct and authorise solicitors forthwith to accept on our behalf hereunder service of any proceedings that may be commenced by you, your servants, employees and agents against the requestor hereunder or any related company, employee, entity or asset thereof under the terms of this indemnity.

[Signed]……………………..

For and on behalf of Charterers

6

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

LETTER OF INDEMNITY FOR SHORE LINE FLUSHING/PLUGGING

To:                           [insert name of Owners]                                                                            [insert date]

                             The Owners of the [insert name of ship]

                             [insert address]

Dear Sirs

Ship:                       [insert name of ship]

Charter Party:         [insert details & date]

Voyage:                  [insert load and discharge ports as stated in the bill of lading]

Cargo(es):              [quantity & type]

Bill of lading:         No. _______        dated _______        issued at _______

The above ship, under our charter & commercial operation, and in line with our instructions shall load/has loaded the following cargoes:

(i)          [Cargo quantity & type] in cargo tanks [number, location] shipped by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bill of lading is made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bill of lading]

(ii)         [Cargo quantity & type] in cargo tanks [number, location] shipped by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bill of lading is made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bill of lading]

We have requested the Vessel to comply with the requirement of the Terminal and undertake line flushing and/or plugging at the commencement and/or end of cargo operations, which may extend to the receipt of shore line contents onto the Vessel and/or the discharge of seawater into the shore line ("the Requested Activity") and in consideration of your agreement to the requested activity we hereby agree as follows:

1. To indemnify you, your servants and agents and to hold all of you harmless in respect of any liability, loss, damage or expense of whatsoever nature which you may sustain by reason of the Requested Activity as per our request and express instruction.

2. In the event of any proceedings being commenced against you, the vessel or any of your servants or agents in connection with or by reason of the Requested Activity as per our request and express instruction as aforesaid, to provide you or them on demand with sufficient funds to defend the same.

3. If, in connection with or by reason of the Requested Activity, the ship, or any other ship or property in the same or associated ownership, management, possession or control, should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use or trading of the vessel(whether by virtue of a caveat being entered on the ship's registry or otherwise howsoever), to provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the release of such ship or property or to remove such interference and to indemnify you in respect of any liability, loss, damage or expense or expense caused by such arrest or detention or threatened arrest or detention or such interference, whether or not such arrest or detention or threatened arrest or detention or such interference may be justified.

4. If, in connection with or by reason of the Requested Activity as aforesaid, the ship should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use of trading of the vessel (whether by virtue of caveat being entered on the ship's registry or otherwise howsoever) to continue to pay all sums, dues, disbursements and expenses contractually required of us under the subject Charter Party dated _______ throughout any such period of delay whatsoever and we confirm vessel shall always remain on-hire throughout any and all such periods.

7

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

5. For the avoidance of doubt and without any limitation whatsoever, in the event that damage or discolouration of or to the cargo tank and/or pipeline coatings occurs, to indemnify you in respect of any and/or all costs incurred in repair and/or re-coating and/or cleaning of the tank and/or pipeline coatings.

6. The liability of each and every person under this indemnity shall be joint and several and shall not be conditional upon your proceeding first against any person, whether or not such person is party to or liable under this indemnity.

7. This indemnity shall be governed by and construed in accordance with English Law and each and every person liable under this indemnity shall at your request submit to the jurisdiction of the High Court of Justice of England. We therefore undertake that we will within 14 days of the receipt so to do, instruct and authorise solicitors forthwith to accept on our behalf hereunder service of any proceedings that may be commenced by you, your servants, employees and agents against the requestor hereunder or any related company, employee, entity or asset thereof under the terms of this indemnity.

[Signed] …………………….

For and on behalf of Charterers

8

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

LETTER OF INDEMNITY FOR COMMINGLING

To:                            [insert name of Owners]                                                                     [insert date]

                             The Owners of the [insert name of ship]

                             [insert address]

Dear Sirs

Ship:                        [insert name of ship]

Charter Party:          [insert details & date]

Voyage:                   [insert load and discharge ports as stated in the bill of lading]

Cargo(es):               [quantity & type]

Bill of lading:          No. _______         dated _______         issued at _______

Bill of lading:          No. _______         dated _______        issued at _______

The above ship, under our charter & commercial operation, and in line with our instructions shall load/has loaded the following cargoes:

(i)          [Cargo quantity & type] in cargo tanks [number, location] shipped by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bill of lading is made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bill of lading]

(ii)         [Cargo quantity & type] in cargo tanks [number, location] shipped by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bill of lading is made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bill of lading]

We have requested you to comingle the cargo loaded on the Vessel at …….and……. in the above tanks and we warrant and confirm that such operation shall be subject to compliance with relevant safety rules and the technical characteristics of the Vessel.

We warrant that the cargoes to be comingled on board shall be stable and compatible and that no precipitation of solid deposits in cargo tanks, pipelines, pumps or valves will occur.

We undertake to return all three (3) original copies of all bills of lading issued in respect of the cargoes to be comingled to Owners for cancellation. Upon return of the original bills of lading as aforesaid, Owners will issue replacement bills of lading in respect of the comingled cargo, which state on their face:

i.          the details from the bill(s) of lading pursuant to which the cargoes were originally loaded, including the nature of the cargo, the original quantity loaded and the date and place of loading; and

ii.         the place and date that the comingling took place.

In consideration of your complying with our request as aforesaid ("the Requested Activity"), we hereby agree as follows:

1. To indemnify you, your servants and agents and to hold all of you harmless in respect of any liability, loss, damage or expense of whatsoever nature which you may sustain by reason of the Requested Activity as per our request and express instruction.

2. In the event of any proceedings being commenced against you, the vessel or any of your servants or agents in connection with or by reason of the Requested Activity as per our request and express instruction as aforesaid, to provide you or them on demand with sufficient funds to defend the same.

9

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

3. If, in connection with or by reason of the Requested Activity, the ship, or any other ship or property in the same or associated ownership, management, possession or control, should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use or trading of the vessel(whether by virtue of a caveat being entered on the ship's registry or otherwise howsoever), to provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the release of such ship or property or to remove such interference and to indemnify you in respect of any liability, loss, damage or expense or expense caused by such arrest or detention or threatened arrest or detention or such interference, whether or not such arrest or detention or threatened arrest or detention or such interference may be justified.
4. If, in connection with or by reason of the Requested Activity as aforesaid, the ship should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use of trading of the vessel (whether by virtue of caveat being entered on the ship's registry or otherwise howsoever) to continue to pay all sums, dues, disbursements and expenses contractually required of us under the subject Charter Party dated _____ throughout any such period of delay whatsoever and we confirm vessel shall always remain on-hire throughout any and all such periods.

5. For the avoidance of doubt and without any limitation whatsoever, in the event that damage or discolouration of or to the cargo tank and/or pipeline coatings occurs, to indemnify you in respect of any and/or all costs incurred in repair and/or re-coating and/or cleaning of the tank and/or pipeline coatings.

6. The liability of each and every person under this indemnity shall be joint and several and shall not be conditional upon your proceeding first against any person, whether or not such person is party to or liable under this indemnity.

7. This indemnity shall be governed by and construed in accordance with English Law and each and every person liable under this indemnity shall at your request submit to the jurisdiction of the High Court of Justice of England. We therefore undertake that we will within 14 days of the receipt so to do, instruct and authorise solicitors forthwith to accept on our behalf hereunder service of any proceedings that may be commenced by you, your servants, employees and agents against the requestor hereunder or any related company, employee, entity or asset thereof under the terms of this indemnity.

[Signed] …………………….

For and on behalf of Charterers

10

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

INT GROUP A

STANDARD FORM LETTER OF INDEMNITY TO BE GIVEN IN RETURN FOR DELIVERING CARGO WITHOUT PRODUCTION OF THE ORIGINAL BILL OF LADING

To:                             [insert name of Owners]                                                                       [insert date]

                              The Owners of the [insert name of ship]

                              [insert address]

Dear Sirs

Ship:                         [insert name of ship]

Voyage:                    [insert load and discharge ports as stated in the bill of lading]

Cargo:                      [insert description of cargo]

Bill of lading           [insert identification numbers, date and place of issue]

The above cargo was shipped on the above ship by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bill of lading is made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bill of lading] but the bill of lading has not arrived and we, [insert name of party requesting delivery], hereby request you to deliver the said cargo to "X [name of the specific party] or to such party as you believe to be or to represent X" or to be acting on behalf of X" at [insert place where delivery is to be made] without production of the original bill of lading.

In consideration of your complying with our above request, we hereby agree as follows:

1.

To indemnify you, your servant and agents and to hold all of you harmless in respect of any liability, loss, damage or expense of whatsoever nature which you may sustain by reason of delivery the cargo in accordance with our request.

2.

In the event of any proceedings being commenced against you or any of your servants or agents in connection with the delivery of the cargo as aforesaid, to provide you or them on demand with sufficient funds to defend the same.

3.

If, in connection with the delivery of the cargo as aforesaid, the ship, or any other ship or property in the same or associated ownership, management or control, should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use or trading of the vessel (whether by virtue of a caveat being entered on the ship's registry or otherwise howsoever), to provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the release of such shup or property or to remove such interference and to indemnify you in respect of any liability, loss, damage or expense caused by such arrest or detention or threatened arrest or detention or such interference may be justified.

4.

If the place at which we have asked you to make delivery is a bulk liquid or gas terminal or facility or another ship, lighter or barge, then delivery to such terminal, facility, ship, lighter or barge shall be deemed to be delivery to the party to whom we have requested you to make such delivery.

11

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

5.

As soon as all original bills of lading for the above cargo shall have come into our possession, to deliver the same to you, or otherwise to cause all original bills of lading to be delivered to you, whereupon our liability hereunder shall cease.

6.

The liability of each and every person under this indemnity shall be joint and several and shall not be conditional upon your proceeding first against any person, whether or not such person is part to or liable under this indemnity.

7.

This indemnity shall be governed by and construed in accordance with English law and each and every person liable under this indemnity shall at your request submit to the jurisdiction of the High Court of Justice of England.

Yours faithfully

For and on behalf of

[insert name of Requestor]

The Requestor

……………………………………..

Signature

12

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

INT GROUP B

STANDARD FORM LETTER OF INDEMNITY TO BE GIVEN IN RETURN FOR DELIVERING CARGO AT A PORT OTHER THAN THAT STATED IN THE BILL OF LADING

To:                           [insert name of Owners]                                                                       [insert date]

                            The Owners of the [insert name of ship]

                            [insert address]

Dear Sirs

Ship:                       [insert name of ship]

Voyage:                   [insert load and discharge ports as stated in the bill of lading]

Cargo:                     [insert description of cargo]

Bill of lading          [insert identification numbers, date and place of issue]

The above cargo was shipped on the above ship by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bill of lading is made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bill of lading] but we, [insert name of party requesting substituted delivery], hereby request you to order the ship to proceed and deliver the said cargo at [insert name of substitute port or place of delivery] ["X [name of the specific party] or to such party as you believe to be or to represent X"] against production of at least one original bill of lading.

In consideration of your complying with our above request, we hereby agree as follows:

1. To indemnify you, your servants and agents and to hold all of you harmless in respect of any liability, loss, damage or expense of whatsoever nature which you may sustain by reason of the ship proceeding and giving delivery of the cargo against production of at least one original bill of lading in accordance with our request.

2. In the event of any proceeding being commenced against you or any of your servants or agents in connection with ship proceeding and giving delivery of the cargo as aforesaid, to provide you or them on demand with sufficient funds to defend the same.

3. If, in connection with the delivery of the cargo as aforesaid, the ship, or any other ship or property in the same or associated ownership, management or control, should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use or trading of the vessel (whether by virtue of a caveat being entered on the ship's registry or otherwise howsoever), to provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the release of such ship or property or to remove such interference and to indemnify you in respect of any liability, loss, damage or expense caused by such arrest or detention or threatened arrest or detention or such interference may be justified.

13

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

4. The liability of each and every person under this indemnity shall be joint and several and shall not be conditional upon your proceeding first against and person, whether or not such person is party to or liable under this indemnity.

5. This indemnity shall be governed by and construed in accordance with English law and each and every person liable under this indemnity shall at your request submit to the jurisdiction of the High Court of Justice of England.

Yours faithfully

For and on behalf of

[insert name of Requestor]

The Requestor

……………………………….

Signature

14

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

INT GROUP C

STANDARD FORM LETTER OF INDEMNITY TO BE GIVEN IN RETURN FOR DELIVERING CARGO AT A PORT OTHER THAN THAT STATED IN THE BILL OF LADING AND WITHOUT PRODUCTION OF THE ORIGINAL BILL OF LADING

To:                           [insert name of Owners]                                                                    [insert date]

                             The Owners of the [insert name of ship]

                             [insert address]

Dear Sirs

Ship:                        [insert name of ship]

Voyage:                   [insert load and discharge ports as stated in the bill of lading]

Cargo:                     [insert description of cargo]

Bill of lading          [insert identification numbers, date and place of issue]

The above cargo was shipped on the above ship by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bill of lading is made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bill of lading] but we, [insert name of party requesting substituted delivery], hereby request you to order the ship to proceed and deliver the said cargo at [insert name of substitute port or place of delivery] ["X [name of the specific party] or to such party as you believe to be or to represent X or to be acting on behalf of X"] without production of the original bill of lading.

In consideration of your complying with our above request, we hereby agree as follows:

1.     To indemnify you, your servants and agents and to hold all of you harmless in respect of any liability, loss, damage or expense of whatsoever nature which you may sustain by reason of the ship proceeding and giving delivery of the cargo in accordance with our request.

2.     In the event of any proceedings being commenced against you or any of your servants or agents in connection with the ship proceeding and giving delivery of the cargo as aforesaid, to provide you or them on demand with sufficient funds to defend the same.

3.     If, in connection with the delivery of the cargo as aforesaid, the ship, or any other ship or property in the same or associated ownership, management or control, should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use of trading of the vessel (whether by virtue of a caveat being entered on the ship's registry or otherwise howsoever), to provide on demand such bail or other security as nay be required to prevent such arrest or detention or to secure the release of such ship or property or to remove such interference and to indemnify you in respect of any liability, loss damage or expense caused by such arrest or detention or threatened arrest or detention or such interference, whether or not such arrest or detention or threatened arrest or detention or such interference may be justified. If the place at which we have asked you to make delivery is a bulk liquid or gas terminal or facility, or another ship, lighter or barge, then delivery to such terminal, facility, ship, lighter or barge shall be deemed to be delivery to the party to whom we have requested you to make delivery.

15

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

4.     As soon as all original bills of lading for the above cargo shall have come into our possession, to deliver the same to you, or otherwise to cause all original bills of lading to be delivered to you.

5.     The liability of each and every person under this indemnity shall be joint and several and shall not be conditional upon your proceeding first against any person, whether or not such person is party to or liable under this indemnity.

6.     This indemnity shall be governed by and construed in accordance with English law and each and every person liable under this indemnity shall at your request submit to the jurisdiction of the High Court of Justice in England.

Yours faithfully
For and on behalf of
[insert name of Requestor]
The Requestor

.......................................................
Signature

16

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

LETTER OF INDEMNITY TO BE GIVEN FOR CARRYING ONE ORIGINAL OF EACH SET OF BILLS OF LADING ON BOARD

To:________________ [insert name of owners] of the ___ [insert name of the vessel]

Dear Sirs,

Ship:
Charterparty:
Voyage:
Cargo:
Bills of lading:

Date:

***

The above cargo was shipped on the above vessel by ______ and consigned to _______ for delivery at __________. We, ______________ , have allowed, through our loadport agents, for one original of each set of the aforementioned bills of lading (copies of which are attached to this LoI) to be placed on board this ship, retained by the Master and carried to the discharge port on board the ship.

We hereby request you therefore to instruct the Master to deliver the original bills of lading kept on board to our local discharge port agent, Messrs ________ , who will have such bills of lading endorsed by the lawful bill of lading holders, Messrs ____________ , and presented back to the Master for delivery of the cargo against the original bills of lading duly endorsed by the lawful holders. This request is deemed to also represent the instructions of each of the shippers under the aforementioned bills of lading.

In consideration of your complying with our above requests, we hereby agree, undertake, represent and warrant the following:

1.     That the reason for requesting you to carry one original of each set of the bills of lading on board the ship and to deliver same to our local discharge port agents as aforesaid is to facilitate prompt delivery of the cargo to the receivers at the discharge port(s).

2.     That we will ensure that lawful title to the cargo is properly passed to any intermediate buyers and/or holders of the bills of lading and/or the receivers at the discharge port(s), notwithstanding that one original of each set of the bills of lading has been retained on board the ship and delivered to our local discharge port agents as aforesaid.

3.     That we will take the utmost care in assisting the Master in identifying the party(ies) to whom the original of each set of the bills of lading should be delivered at the discharge port(s).

17

RIDER CLAUSES TO TIME CHARTER PARTY

M.T. "Eco Bel Air"

DATED 14th February 2022

4.     To indemnify you, your servants and agents and to hold all of you harmless in respect of any liability, loss, damage or expense of whatsoever nature which you may sustain by reason of the ship proceeding and giving delivery of the cargo in accordance with our above request, including any mis-delivery claims and/or claims in respect of the title to the cargo.

5.     In the event of any proceedings being commenced against you or any of your servants or agents in connection with the ship proceeding and giving delivery of the cargo as aforesaid, to provide you or them on demand with sufficient funds to defend the same.

6.     If, in connection with the delivery of the cargo as aforesaid, the ship, or any other ship or property in the same or associated ownership, management or control should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use or trading of the vessel (whether by virtue of a caveat being entered on the ship's registry or otherwise howsoever), to provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the release of such ship or property or to remove such interference and to indemnify you in respect of any liability, loss, damage or expense caused by such arrest or detention or threatened arrest or detention or such interference may be justified.

7.     To deliver all original bills of lading for the above cargo to you, or otherwise to cause all original bills of lading to be delivered to you.

8.     The liability of each and every person under this indemnity shall be joint and several and shall not be conditional upon your proceeding first against any person, whether or not such person is party to or liable under this indemnity.

9.     This indemnity shall be governed by and construed in accordance with English law and the arbitration/jurisdiction clause of the Charterparty shall be incorporated herein with logical amendments.

Yours faithfully

For and on behalf of

[insert name of requestor]

The Requestor

........................................................
Signature

18